                                                                    Exhibit 10.7

                               LEASE AGREEMENT

                                   between

                   PENINSULA OFFICE PARK ASSOCIATES, L. P.
                                as "LANDLORD"

                                     and

                     SECURITY DYNAMICS TECHNOLOGIES, INC.
                                 as "TENANT"

                              TABLE OF CONTENTS

SECTION                                                                   PAGE
-------                                                                   ----

1. PREMISES..................................................................4
2. TERM; POSSESSION..........................................................4
3. RENT......................................................................5
4. SECURITY DEPOSIT.........................................................11
5. USE AND COMPLIANCE WITH LAWS.............................................11
6. ALTERATIONS..............................................................14
7. MAINTENANCE AND REPAIRS..................................................16
8. TENANT'S TAXES...........................................................18
9. UTILITIES AND SERVICES...................................................18
10. EXCULPATION AND INDEMNIFICATION.........................................21
11. INSURANCE...............................................................21
12. DAMAGE OR DESTRUCTION...................................................24
13. CONDEMNATION............................................................25
14. ASSIGNMENT AND SUBLETTING...............................................27
15. DEFAULT AND REMEDIES....................................................30
16. LATE CHARGE AND INTEREST................................................32
17. WAIVER..................................................................32
18. ENTRY, INSPECTION AND CLOSURE...........................................32
19. SURRENDER AND HOLDING OVER..............................................33
20. ENCUMBRANCES............................................................34
21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS..........................35
22. NOTICES.................................................................35
23. ATTORNEYS' FEES.........................................................36
24. QUIET POSSESSION........................................................36
25. SECURITY MEASURES.......................................................36
26. FORCE MAJEURE...........................................................36
27. RULES AND REGULATIONS...................................................37
28. LANDLORD'S LIABILITY....................................................37
29. CONSENTS AND APPROVALS..................................................37
30. BROKERS.................................................................38
31. [INTENTIONALLY DELETED].................................................38
32. ENTIRE AGREEMENT........................................................38
33. MISCELLANEOUS...........................................................38
34. AUTHORITY...............................................................39

                            INDEX OF DEFINED TERMS

Additional Rent.................................................8
Alterations....................................................14
Award..........................................................25
Broker.........................................................38
Building........................................................4
Building Architect..............................................4
Building Rules.................................................37
Building Systems...............................................12
Business Days..................................................18
Business Hours.................................................18
Claims.........................................................21
Commencement Date...............................................5
Condemnation...................................................25
Condemnor......................................................25
Construction Rider..............................................4
Controls.......................................................17
Date of Condemnation...........................................26
Encumbrance....................................................34
Environmental Losses...........................................12
Environmental Requirements.....................................12
Event of Default...............................................30
Expiration Date.................................................5
Handled by Tenant..............................................12
Handling by Tenant.............................................12
Hazardous Materials............................................12
HVAC...........................................................12
Interest Rate..................................................32
Land............................................................4
Landlord........................................................4
Laws............................................................6
Modified BOMA Standard..........................................4
Mortgagee......................................................34
Operating Costs.................................................5
Parking Facility................................................4
Peninsula Office Park...........................................4
Permitted Hazardous Materials..................................13
Premises........................................................4
Project.........................................................4
Property........................................................4
Property Manager...............................................22
Proposed Transferee............................................27
Rental Tax.....................................................18
Representatives................................................12
Scheduled Commencement Date.....................................5
Security Deposit...............................................11
Service Failure................................................19
Taxes...........................................................7
Tenant..........................................................4
Tenant's Share..................................................8
Tenant's Taxes.................................................18
Tenant Improvements.............................................4
Term............................................................4
Trade Fixtures.................................................16
Transfer.......................................................27
Transferee.....................................................28
Visitors.......................................................12

                         BASIC LEASE INFORMATION

LEASE DATE:              For identification purposes only, the date of this
                         Lease is August 15, 1997

LANDLORD:                PENINSULA OFFICE PARK ASSOCIATES, L.P.,
                         a California limited partnership

TENANT:                  SECURITY DYNAMICS TECHNOLOGIES, INC.,
                         a Delaware corporation

PROPERTY:                Peninsula Office Park Nine

PROJECT:                 Peninsula Office Park

BUILDING ADDRESS:        2955 Campus Drive, San Mateo, CA 94403

RENTABLE AREA OF
BUILDING:                Approximately 124,194 rentable square feet

PREMISES:                Floor:            Four
                         Suite Number:     400
                         Rentable Area:    approximately 31,397 rentable square
                                           feet

TERM:                    Ten (10) Years

SCHEDULED
COMMENCEMENT DATE:       June 1, 1998

EXPIRATION DATE:         The day preceding the Tenth (10th) anniversary of the
                         Commencement Date

BASE RENT:               $2.42 per rentable square foot per month (subject to
                         adjustment pursuant to the provisions of Section 35 below) from the Commencement Date through the day preceding the second anniversary of the Commencement
                         Date. Thereafter, Base Rent shall be increased in accordance with the provisions of Section 35 below.

BASE YEAR:               This is a net lease where Tenant is responsible for
                         Tenant's Share of Additional Rent in accordance with the applicable provisions of the Lease. Therefore, the term Base Year is not used in this Lease.

TENANT'S SHARE:          25.3%

SECURITY DEPOSIT:        $30,000.00 (in cash or a letter of credit).  Any letter
                         of credit shall be subject to the provisions of Section
                         36 below.

LANDLORD'S ADDRESS       Peninsula Office Park
FOR PAYMENT OF RENT:     File 72882
                         P.O. Box 61000
                         San Francisco, CA  94161-2882

BUSINESS HOURS:          8:00 a.m. to 6:00 p.m. Monday - Friday (excluding
                         Holidays)

LANDLORD'S ADDRESS       PENINSULA OFFICE PARK ASSOCIATES, L. P.
FOR NOTICES:             c/o William Wilson & Associates
                         2929 Campus Drive, Suite 145
                         San Mateo, CA 94403
                         Attention: Property Management

                         with a copy to:

                         PENINSULA OFFICE PARK ASSOCIATES, L. P.
                         c/o William Wilson & Associates
                         2929 Campus Drive, Suite 450
                         San Mateo, CA 94403
                         Attn: General Counsel

TENANT'S ADDRESS         20 Crosby Drive
FOR NOTICES:             Bedford, MA 01730

BROKER(S):               Colliers Parrish, Inc.

GUARANTOR(S):            (None)

PROPERTY MANAGER:        William Wilson & Associates
                         2929 Campus Drive, Suite 145
                         San Mateo, CA  94403

ADDITIONAL PROVISIONS:   35.   COST OF LIVING ADJUSTMENTS
                         36.   LETTER OF CREDIT
                         37.   PARKING
                         38.   EXTENSION OPTION
                         39.   RIGHT OF FIRST OFFER
                         40.   FITNESS CENTER
                         41.   SIGN ON MONUMENT
                         42.   ROOFTOP EQUIPMENT

EXHIBITS:
---------
Exhibit A - 1:    The Premises
Exhibit A - 2:    The Building
Exhibit B:        Construction Rider
Exhibit C:        Building Rules
Exhibit D:        Additional Provisions
Exhibit E:        Fitness Center Waiver
Exhibit F:        Janitorial Specifications

      The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

      THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("LANDLORD"), and the Tenant identified in the Basic Lease Information ("TENANT"). Landlord and Tenant hereby agree as follows:

1.    PREMISES.

      1.1 LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the "PREMISES"), in the Building to be constructed by Landlord at the address specified in the Basic Lease Information (the "BUILDING"). The approximate configuration and location of the Premises are shown on EXHIBIT A-1, and the approximate configuration of the Building will be as shown and described on EXHIBIT A-2. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be based on measurement by Gensler and Associates (the "BUILDING ARCHITECT") based on the final construction drawings for the Building and a "Modified BOMA Standard" (as hereinafter defined), subject to Tenant's approval, such approval not to be unreasonably withheld. The Property identified in the Base Lease Information (the "PROPERTY" ) includes the Building, the parking facilities serving the Building (the "PARKING FACILITY"), and the parcel(s) of Land on which the Building and the Parking Facility are situated (the "LAND"). The Project identified in the Basic Lease Information (the "PROJECT") includes the Property, together with certain buildings, land and common area located in a master development commonly known as "PENINSULA OFFICE PARK".

            For the purposes of this Lease, the term "MODIFIED BOMA STANDARD" means that in determining "rentable area" in the case of a single tenancy floor, all floor area is measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer glass wall of the Building, excluding only the areas ("service areas") within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such areas which are for the specific use of a particular tenant such as special stairs or elevators, plus a prorata allocation of the square footage of the Building's elevator and main mechanical and electrical rooms and ground floor lobby. Based on the current plans for the Building, the load factor for the Premises is 4.72%.

      1.2 INITIAL LEASEHOLD IMPROVEMENTS. Landlord's and Tenant's construction obligations are set forth in the Construction Rider attached as EXHIBIT B (the "CONSTRUCTION RIDER"). The Construction Rider describes the improvements to be constructed and installed in the Premises by Tenant (the "TENANT IMPROVEMENTS"). Tenant shall be responsible to pay for the entire cost of Tenant Improvements pursuant to the provisions of the Construction Rider.

2. TERM; POSSESSION. Landlord shall provide Tenant notice at least thirty (30) days prior to the date Landlord at the time of giving the notice expects in good faith to be able to deliver possession of the Premises to Tenant for Tenant to construct Tenant Improvements. The term of this Lease (the "TERM") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease

Information (the "EXPIRATION DATE"). The "COMMENCEMENT DATE" shall be the earlier of (a) the date on which the Tenant Improvements are Substantially Completed as provided in the Construction Rider (or, if there is any "Tenant Delay," as defined in the Construction Rider, the earliest date on which the Tenant Improvements could have been Substantially Completed had there been no such Tenant Delay); or (b) the date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Premises. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the "SCHEDULED COMMENCEMENT DATE"); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date, except to the extent specifically provided in Paragraph 2.2 (g) of the Construction Rider attached hereto. Paragraph 2.2 of the Construction Rider also provides for rights to terminate this Lease if the Commencement Date does not occur by certain dates, all as more specifically described therein.

            When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing.

3.    RENT.

      3.1 BASE RENT. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

      3.2   ADDITIONAL RENT: OPERATING COSTS AND TAXES.

            (a)   DEFINITIONS.

                   (1) "OPERATING COSTS" means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including recycling programs and trash removal), and associated supplies and materials (except that, to the greatest extent reasonably practicable under the circumstances from time to time during the Term (including applicable Laws and tariffs), Landlord shall equitably determine and charge each tenant in the Building directly for all electricity furnished to convenience outlets in the premises leased by the tenant, and the cost of such electricity shall not be included in Operating Costs); (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance (not to exceed Fifty Thousand and 00/100 Dollars [$50,000.00] in payments for deductible amounts resulting from perils other than earthquake in any calendar year, with expenditures for deductible amounts paid in connection with losses caused by earthquake amortized over ten (10) years, including interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance capital improvements [or, if Landlord pays for such expenditures out of Landlord's funds without borrowing, the rate Landlord would have paid to borrow such funds]); (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "LAWS") either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date; (G) amortization of capital improvements which are either (1) required to comply with Laws either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date, or (2) intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System (but only to the extent of such achieved savings); in either case, with interest on the unamortized balance at a rate equal to the per annum prime rate in effect at the time of the expenditure (based on the prime rate published in the Wall Street Journal or the then substantial equivalent, as reasonably determined by Landlord), plus two percent (2%) per annum, over such useful life of such improvements; (H) up to two thousand (2,000) square feet in an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes, which management office costs shall be equitably allocated if the office serves more than one building; (I) property management fees comparable to fees charged at other first class office buildings in the Project and in the vicinity of the Property; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes;
(K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project and any fitness center or conference center in the Project); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

      Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is entitled to be reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above;
(viii) costs, fines or penalties incurred due to Landlord's violation of any Law; (ix) repairs or other work occasioned by fire, windstorm or other casualty or hazard to the extent such cost exceeds the sum of (A) the insurance proceeds received by Landlord therefor, plus (B) with respect to perils other than earthquake, Fifty Thousand Dollars ($50,000), and, with respect to losses caused by earthquake, the greater of (I) five percent (5%) of the replacement cost of the Building, amortized over ten (10) years, including interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance capital improvements (or, if Landlord pays for such expenditures out of Landlord's funds without borrowing, the rate Landlord would have paid to borrow such funds), or (II) Fifty Thousand Dollars ($50,000); (x) advertising, marketing or promotional expenses, including such expenses incurred in leasing or procuring new tenants; (xi) repairs or rebuilding necessitated by condemnation to the extent Landlord receives proceeds from the applicable condemning authority; (xii) the salaries and benefits of executive officers, if any, of Landlord; (xiii) those costs in excess of Twenty Thousand and 00/100 Dollars ($20,000.00) per year incurred by Landlord to test, survey, clean up, contain, abate, remove, or otherwise remedy any spill or discharge of Hazardous Materials (as defined in Section 5.2 below) within, on, under or about the Building; (xiv); reserves for repairs, maintenance and/or replacements; (xv) expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are reimbursed to Landlord by reason of warranties from contractors or suppliers; (xvi) costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, partnership, organization or administrative expenses, deed recordation expenses, legal and accounting fees (other than with respect to operations of the Building and the Project); (xvii) costs incurred due to Landlord's violation of any terms and conditions of this Lease, or any other lease relating to the Building, (xviii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xix) costs for acquisition of sculpture, paintings or other objects of art; (xx) title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, except only for group plans providing benefits to persons of the grade of property manager and below employed and engaged in operating and managing the Project; and (xxii) except as otherwise provided above, any other expense that under generally accepted accounting principles would not be considered a normal maintenance or operating expense.

                   (2) "TAXES" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above, provided that with respect to any Taxes paid by Tenant to Landlord, if there is any subsequent rebate or reimbursement of such Taxes, then Tenant's Share of any such rebate or reimbursement of Taxes received by Landlord shall be credited against Taxes paid by Tenant. Taxes shall not include any state and federal personal or corporate income taxes measured by the income of Landlord from all sources (other than taxes on rent at the Property), as well as any franchise, inheritance, or estate, succession, transfer, gift tax, or capital levy. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - Tenant's Taxes), "Tenant's Taxes" shall be excluded from Taxes.

                   (3) "TENANT'S SHARE" means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed (x) for any reason, including remeasurement by the Building Architect based on a Modified BOMA Standard, subject to Tenant's approval, such approval not to be unreasonably withheld, during the first six months following the Commencement Date, or (y) by adding or deleting space, as opposed to remeasurement, at any time thereafter, Tenant's Share shall be adjusted accordingly.

            (b)   ADDITIONAL RENT.

                   (1) Tenant shall pay Landlord as "ADDITIONAL RENT" for each calendar year or portion thereof during the Term Tenant's Share of the sum of
(x) Operating Costs, and (y) Taxes, subject to a limitation on the increases pursuant to the provisions contained in Section 3.2 (c) below.

                   (2) Prior to the Commencement Date and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the reasonably estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, but not more than two (2) times per calendar year in the event of any increase, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

                   (3) As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Such annual statement shall be set forth in reasonable detail. Upon receipt of a written request from Tenant Landlord shall furnish to Tenant (i) a line-item breakdown of component costs (together with a written explanation of any component cost which exceeded by more than the greater of [x] Five Thousand and 00/100 Dollars [$5,000.00], or [y] five percent [5%] of the estimate, for such component cost), (ii) the method Landlord used in calculating any gross up of actual Operating Costs, (iii) the estimated cost savings realized in the subject calendar year by any capital improvement the cost of which is included as a portion of Operating Costs because such capital improvement was intended to and actually did reduce other Operating Costs, (iv) the method of prorating the wages, salaries and payroll burden of persons engaged in the management, operation and/or maintenance of the Project; and (v) an explanation of any proportionate cost attributable to the Building which represents a proration of costs of the Project, including the common areas thereof. Unless Tenant raises any objections to Landlord's statement within one hundred twenty (120) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon for the subject calendar year, subject to the provisions contained in Subsection (d) below. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                   (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

      If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be credited against the next installment of Rent accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term.

      (c)   LIMITATION ON TENANT'S OBLIGATION TO PAY INCREASES IN ADDITIONAL
            RENT.

            Notwithstanding any other provision contained herein to the contrary, Landlord agrees that Tenant's liability for payment of Additional Rent shall be limited pursuant to the following provisions of this Subsection (c). For the purpose of calculating annual cumulative limitations on increases in Additional Rent (excluding increases attributable to increases in "Uncontrollable Expenses," as hereinafter defined) during calendar years subsequent to the first (1st) full calendar year, the sum of the Operating Costs and the Taxes during first (1st) full calendar year following the Commencement Date shall be deemed to be the Base Amount. During the second (2nd) full calendar year following the Commencement Date, Tenant's obligation to pay Additional Rent (excluding increases attributable to increases in "Uncontrollable Expenses") shall not exceed an amount equal to the Base Amount, plus five percent (5%) of the Base Amount (the "Expense CAP"). In each calendar year subsequent to the second (2nd) full calendar year following the Commencement Date, Tenant's obligation to pay Tenant's Additional Rent (excluding increases attributable to increases in "Uncontrollable Expenses") shall be limited to an amount equal to the previous calendar year's Expense CAP plus five percent (5%) of such previous calendar year's Expense CAP.

            The term "Uncontrollable Expenses" is hereby defined to consist of
(i) all utilities, (ii) all premiums for insurance coverage, including, without limitation, worker's compensation premiums, (iii) all Taxes, including, without limitation, sales taxes on personal property and payroll taxes, (iv) non-recurring maintenance and repairs, (v) costs of complying with governmental requirements, and (vi) increases in those other Operating Costs, where such increases in other Operating Costs are outside the reasonable control of Landlord.

      (d)   TENANT'S AUDIT RIGHTS.

            Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord ( "Tenant's Audit Notice") to be given, if at all, only within one hundred twenty (120) days after the date Tenant receives the statement of Additional Rent for any calendar year to audit Landlord's books and records relating to such statement for such immediately preceding year, subject to the following terms and conditions: (a) No audit shall be conducted at any time that there has been any uncured Event of Default by Tenant; (b) any audit shall be conducted only by a professional firm employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord's books and records more than one (1) time for any calendar year. Tenant acknowledges that Tenant's right to inspect Landlord's books and records with respect to Additional Rent for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Additional Rent. Tenant shall have ninety (90) days after Tenant's Audit Notice to complete Tenant's inspection of Landlord's books and records concerning Additional Rent at Landlord's accounting office. During its inspection Tenant agrees to request, in writing, all pertinent documents relating to the inspection. If in Landlord's possession, Landlord will provide such documents to Tenant within ten (10) days from Landlord's receipt of the request and Tenant shall not remove such records from Landlord's accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant's expense. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. The nature and content of any audit are strictly confidential. Tenant shall not disclose, and Tenant shall prevent Tenant's accountant, employees and agents from disclosing, the information obtained from the audit to any other person or entity, including, without limitation, any other tenant in the Building, or any agent, employee, officer, shareholder, partner, accountant or attorney of such tenant in the Building. A breach of this confidentiality agreement shall constitute an Event of Default under this Lease. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

      3.3 PAYMENT OF RENT. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

      3.4 SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the "SECURITY DEPOSIT"), as security for the performance of Tenant's obligations under this Lease. The Security Deposit may be in the form of cash or in the form of a letter of credit. If Tenant deposits a letter of credit for the $30,000.00 security deposit, such letter of credit shall be subject to all of the terms and conditions of Section 36 below. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.    USE AND COMPLIANCE WITH LAWS.

      5.1 USE. The Premises shall be used and occupied for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27
- Rules and Regulations); provided, however, that the foregoing shall not be interpreted to require Tenant to perform structural or capital work unless due to Tenant's specific use of the Premises. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("BUILDING SYSTEMS"), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

      5.2   HAZARDOUS MATERIALS.

            (a)   DEFINITIONS.

                  (1) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 ET SEQ., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                  (2) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                  (3) "HANDLED BY TENANT" and "HANDLING BY TENANT" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "REPRESENTATIVES") or its guests, customers, invitees, or visitors (collectively, "VISITORS"), at or about the Premises in connection with or involving Hazardous Materials.

                  (4) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

            (b) TENANT'S COVENANTS. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous

Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("PERMITTED HAZARDOUS MATERIALS"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

            (c) COMPLIANCE. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

            (d) LANDLORD'S RIGHTS. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time upon advance notice to Tenant and accompanied by a representative of Tenant, unless no representative of Tenant meets Landlord's representative at the scheduled time (provided, in the event of an emergency Landlord shall have the right to enter the Premises at any time without notice to Tenant, and without being accompanied by a representative of Tenant) (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

            (e) TENANT'S INDEMNIFICATION. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

            (f) LANDLORD'S RESPONSIBILITIES. Landlord shall not use any of the Land or Building for any activities involving the use, generation, handling, release, threatened release, treatment, storage, discharge, disposal or transportation of any Hazardous Materials, except in such quantity or concentration that is customarily used, stored or disposed in the ordinary course of the business so long as such activity duly complies with applicable Laws and good business practice. If Landlord violates the foregoing covenant resulting in an Environmental Claim (as hereinafter defined) with respect to the Premises, then Landlord agrees to (a) notify Tenant immediately of any such Environmental Claim and (b) clean up any contamination in full compliance with all applicable Laws. "Environmental Claim" means any claim, demand, action, cause of action, suit, fine, penalty, expense, liability, criminal liability, judgment, or governmental investigation relating to remediation or compliance with requirements of Laws covering Hazardous Materials. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require remediation and any claim based upon any asserted or actual breach or violation of any requirements of any Laws covering Hazardous Materials.

6.    ALTERATIONS.

      6.1 Tenant shall not make any alterations, improvements or changes to the Premises (including installation of any security system or telephone or data communication wiring) ("ALTERATIONS"), without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord's prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems, (b) are not visible from the exterior of the Premises, and (c) cost less than Twenty-Five Thousand Dollars ($25,000), so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencing the Alterations and complies with all of the following provisions (except that Tenant shall not be required to obtain Landlord's approval of any plans or specifications therefor). Any such Alterations (whether or not requiring Landlord's prior approval) shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications reasonably approved by Landlord;
(iii) in compliance with the construction rules and regulations reasonably promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may in Landlord's discretion reasonably impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals) for Alterations costing more than Fifty Thousand and 00/100 Dollars ($50,000.00), except that a payment or performance bond shall not be required of Landlord's affiliated contractor, Commercial Interior Contractors; (ii) use contractors or subcontractors approved by Landlord in Landlord's reasonable discretion; and (iii) remove prior to or upon expiration or termination of the Term any Alterations (or portions thereof), which in Landlord's judgment are not typical office space improvements of a type and quality commonly installed in the Building and in comparable buildings in the vicinity, as may be designated by Landlord at the time that Landlord's consent to such Alteration was given (or, if later, within ten days after Landlord's receipt of Tenant's notice of the proposed Alteration). If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord. If Tenant elects to install supplemental air conditioning equipment, Landlord shall cooperate with Tenant to try to provide appropriate space in which to locate the equipment, in the plenum above the finished ceiling in the Premises or in an appropriate mechanical equipment room in the Building (or on the roof of the Building or at such other location in or near the Building as may be agreed by Landlord and Tenant), provided that
(i) appropriate space is available for such use by Tenant, (ii) the proposed installation and equipment won't interfere with any of the Building Systems or interfere with rights of others in the Building and is otherwise acceptable to and approved by Landlord as provided above, and (iii) any such installation and use thereof shall be at Tenant's sole cost and expense.

      6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior reasonable approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees (without additional mark-up by Landlord) charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

      6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

      6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("TRADE FIXTURES") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.    MAINTENANCE AND REPAIRS.

      7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition, subject to any latent defects in construction of the Building or the Premises, provided Tenant has given Landlord written notice of any such latent defect or defects within one (1) year after the Commencement Date. During the Term, Tenant at Tenant's expense but under the direction of Landlord (except that minor cosmetic repairs and maintenance shall not require direction from Landlord), shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

      7.2 Landlord shall maintain or cause to be maintained in a first class condition and repair, the structural portions of the Building, the roof, foundations, floors and exterior walls and windows of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

      7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this
Lease:

            (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems (except that Landlord shall not have any right under this provision materially to reduce the size of the Premises, or permanently, materially and adversely to affect Tenant's access to and use of the Premises, except only as may be required to comply with Laws or as a result of any casualty or Condemnation);

            (b) To change the Building's name or street address; provided, however, that so long as Tenant continues to occupy at least 75% of the Premises free from sublease, assignment or other Transfer, Landlord shall not change the name of the Building to the name of a business competitor of Tenant specified on the list of competitors identified by Tenant in a written notice to Landlord, which notice may be updated by Tenant not more frequently than once every six months and shall at no time include more than ten competitors (and if the name of more than one operating unit, division or subsidiary of any particular business entity is a competitor Tenant wishes to list, Tenant shall specifically identify the operating unit, division or subsidiary and each such operating unit, division or subsidiary shall be counted separately as one of the maximum of ten competitors to be included on Tenant's list at any one time);

            (c) To install and maintain any and all signs on the exterior and interior of the Building; provided, however, that so long as Tenant continues to occupy at least 75% of the Premises free from sublease, assignment or other Transfer, Landlord shall not install on the exterior of the Building identification signage of a business competitor of Tenant specified on any current list of competitors delivered by Tenant to Landlord as described in
Section 7.3(b) above (but including the name of a competitor on the proposed sign monument referred to in Section 41 shall not be prohibited by this provision);

            (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas (except that Landlord shall not have any right under this provision materially to reduce the size of the Premises, or permanently, materially and adversely to affect Tenant's access to and use of the Premises, except only as may be required to comply with Laws or as a result of any casualty or Condemnation); and

            (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "CONTROLS"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

      In connection with any work performed by Landlord pursuant to paragraphs
(a) or (d) of this Section 7.3, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in the Premises to the extent reasonably practicable under the circumstances. Notwithstanding the foregoing, however, if such work prevents Tenant from reasonably using a material portion of the Premises, and Tenant in fact ceases to use such portion of the Premises, for an uninterrupted period in excess of five (5) Business Days, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is so prevented from using and in fact not using, with the abatement commencing on the sixth (6th) Business Day of the period and continuing until Tenant is no longer so prevented from using such portion of the Premises (or any earlier date on which Tenant actually uses such portion of the Premises for any purpose). Notwithstanding Tenant's entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 ET SEQ. of the California Code of Civil Procedure.

8. TENANT'S TAXES. "TENANT'S TAXES" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("RENTAL TAX"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.    UTILITIES AND SERVICES.

      9.1 DESCRIPTION OF SERVICES. Landlord shall furnish to the Premises reasonable amounts of electricity, water, and janitorial service. Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Landlord shall furnish reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("BUSINESS HOURS") on weekdays except public holidays ("BUSINESS DAYS"). Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense. Insofar as may be reasonably practicable, Landlord shall equitably determine and charge Tenant directly for the full actual cost of providing electricity to the Premises. Landlord shall install and use one or more flow meters, check meters, submeters or other devices to measure Tenant's use of electricity and Tenant shall pay the full actual cost thereof, determined and billed to Tenant monthly by Landlord as equitably and accurately as may be reasonably practicable under the circumstances (including applicable Laws and tariffs) existing from time to time during the Term. If it is not reasonably practicable to determine and separately charge Tenant for any portion thereof, the cost of such services not charged directly to Tenant shall be included in Operating Costs.

      9.2   PAYMENT FOR ADDITIONAL UTILITIES AND SERVICES.

            (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

            (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises beyond what is normally used in comparable office space by a typical and reasonable computer software company at the date of this Lease, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

            (c) If Tenant's usage of electricity (if electricity is not charged directly to Tenant but rather included in Operating Costs as provided above), water or any other utility service exceeds the Building Standard use of such utility (which, with respect to electricity, is an amount equal to an average of 4 watts per rentable square foot for general electrical use by Tenant, including lighting, as described in Schedule 1 to Exhibit B to this Lease, assuming operation during Business Hours on Business Days), Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

      9.3 INTERRUPTION OF SERVICES. In the event of an interruption in, or failure or inability to provide any of the services or utilities described in
Section 9.1 - "Description of Services" (a "SERVICE FAILURE"), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.

            (a) If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within ten (10) Business Days following the occurrence of the

Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the eleventh Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

            (b) If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant (to the extent that Landlord does not receive insurance proceeds indemnifying Landlord against such expense), pursuant to Landlord's maintenance and repair obligations under Section 7 - "Maintenance and Repair" or Section 12.1 - "Landlord's Duty to Repair," as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

            (c) Notwithstanding Tenant's entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 ET SEQ. of the California Code of Civil Procedure.

            (d) In addition to the foregoing provisions, if there is a Service Failure not caused by Tenant or its Representatives and such Service Failure prevents Tenant from conducting its business in the Premises in the manner in which Tenant intends to conduct such business, and (i) Landlord fails to commence reasonable efforts to remedy the Service Failure within ninety (90) days following the occurrence of the Service Failure, or (ii) the Service Failure in all events is not remedied within one (1) year following its occurrence and Tenant in fact does not conduct any business in the Premises for an uninterrupted period of one (1) year or more, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) Business Days following the event described in clauses (i) or (ii) above giving rise to the right to terminate.

            (e) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

            (f) Tenant hereby waives the provisions of California Civil Code
Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

10.   EXCULPATION AND INDEMNIFICATION.

      10.1 LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("CLAIMS") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

      10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against Claims arising from
(a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), excluding any work performed by Landlord or Landlord's contractors or employees, or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (c) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

      10.3 DAMAGE TO TENANT AND TENANT'S PROPERTY. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) or willful misconduct. The foregoing provisions of this
Section 10.3 shall not affect Landlord's indemnification of Tenant as provided in Section 10.1. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord or Tenant be liable to the other party for any punitive or consequential damages or damages for loss of business by Tenant or Landlord except for any liability which Tenant might have for holding over in the Premises beyond the expiration of the Term in accordance with the provisions of Section 19.2 of this Lease.

      10.4 SURVIVAL. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.   INSURANCE.

      11.1 TENANT'S INSURANCE.

            (a) LIABILITY INSURANCE. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and

Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; and (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "PROPERTY MANAGER"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

            (b) PROPERTY INSURANCE. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

            (c) REQUIREMENTS FOR ALL POLICIES. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

            (d) UPDATING COVERAGE. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

            (e) CERTIFICATES OF INSURANCE. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

      11.2 LANDLORD'S INSURANCE. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts. As of the date of this Lease Landlord carries Workers' Compensation insurance on any employees of Landlord; an employee dishonesty policy covering, among other things, the theft of trade secrets; and boiler and machinery coverage; provided, however, Landlord reserves the right to add to, delete, and change the limits of such coverage. Landlord shall maintain in full force throughout the Term, commercial general liability insurance providing coverage with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined covering the Property (the cost of the premiums for which shall be included in Operating Costs).

      11.3 MUTUAL WAIVER OF RIGHT OF RECOVERY & WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.   DAMAGE OR DESTRUCTION.

      12.1 LANDLORD'S DUTY TO REPAIR.

            (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, within thirty (30) days following the date of any such damage, Landlord shall notify Tenant of Landlord's good faith best estimate of the time required to repair such damage in the manner described herein. Unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, promptly use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws, using materials and workmanship equal to or better than those originally incorporated into the Building and the Premises; provided, however, that in no event shall Landlord have any obligation for repair or restoration: (i) beyond the extent of the sum of (x) the insurance proceeds received by Landlord for such repair or restoration plus (y) $50,000, or (ii) for any of Tenant's personal property, Trade Fixtures or Alterations.

            (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

      12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

            (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

            (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason (except for Landlord's failure to maintain the insurance coverage required to be maintained by Landlord under this Lease), made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs, and the anticipated cost of repair and restoration will exceed the sum of (x) the insurance proceeds received by Landlord for such repair or restoration plus (y) $50,000;

            (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed thirty three percent (33%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

            (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above; provided, however, that Landlord shall not elect to terminate this Lease unless Landlord also exercises whatever rights Landlord has to terminate the leases of all other tenants in the Building similarly affected by the damage or destruction.

      12.3 TENANT'S RIGHT TO TERMINATE. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease as follows:

            (a) If Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12.2 - Landlord's Right to Terminate.

            (b) Where neither party had the right to terminate this Lease pursuant to Subsections 12.2(a) and 12.3(a), but Landlord does not substantially complete its repair work within eighteen (18) months from the date of the casualty, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within ten (10) days after such eighteen (18) month period.

      12.4 WAIVER. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13.   CONDEMNATION.

      13.1 DEFINITIONS.

            (a) "AWARD" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

            (b) "CONDEMNATION" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("CONDEMNOR"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

            (c) "DATE OF CONDEMNATION" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

      13.2  EFFECT ON LEASE.

            (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

            (b) If twenty-five percent (25%) or more of the Land or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

            (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

      13.3 RESTORATION. If this Lease is not terminated as provided in Section
13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

      13.4 ABATEMENT AND REDUCTION OF RENT. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of Rentable Area so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

      13.5 AWARDS. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

      13.6 WAIVER. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.   ASSIGNMENT AND SUBLETTING.

      14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "TRANSFER"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease.

      14.2  REASONABLE CONSENT.

            (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "PROPOSED TRANSFEREE"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within ten (10) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section
14.7 - Landlord's Right to Space.

            (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has exchanged proposals with the Proposed Transferee or the Proposed Transferee's agent concerning leasing of space in the Project by the Proposed Transferee, at any time within the preceding six (6) months, or (vi) Landlord otherwise determines that the proposed

Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant advertise all or any portion of the Premises for assignment or sublease at a rental less than that being sought by Landlord for a direct lease (non sublease) of comparable space in the Project.

      14.3 EXCESS CONSIDERATION. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of any consideration (less transaction costs and the unamortized portion of Tenant's Investment, as provided below) paid by any transferee (the "TRANSFEREE") for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space. The unamortized portion of "Tenant's Investment" shall be equivalent to a $0.33 per rentable square foot per month increase in Base Rent with respect to the space subject to the Transfer, over the term of the Sublease or, with respect to an Assignment, the balance of the Term. If consideration for the Transfer is paid in more than one installment, the transaction costs and unamortized portion of Tenant's Investment shall be allocated between or among the installments on a pro rata basis (against each installment in the same proportion as the installment bears to the total consideration).

      14.4 NO RELEASE OF TENANT. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

      14.5 EXPENSES AND ATTORNEYS' FEES. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys' fees not to exceed One Thousand Five Hundred and 00/100 Dollars [$1,500.00] per transaction) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

      14.6 EFFECTIVENESS OF TRANSFER. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

      14.7  LANDLORD'S RIGHT TO SPACE.

            (a) Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer (other than a Transfer to an "Affiliate" pursuant to Section 14.9 below), Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

            (b) Notwithstanding any of the above provisions of Section 14.7 (a) to the contrary, so long as Security Dynamics Technologies, Inc. shall continue to occupy a portion of the Premises (it being intended that all rights pursuant to this Section 14.7(b) are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under this Lease at the time of the proposal to sublease, Landlord shall have the right to terminate this Lease (only as to the space proposed to be subleased) pursuant to the provisions of Section 14.7 (a) only if the space proposed to be subleased by Tenant shall consist of one entire floor of the Premises, or more.

      14.8 ASSIGNMENT OF SUBLEASE RENTS. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

      14.9 TRANSFER TO AFFILIATE. Notwithstanding the foregoing provisions of this Section 14 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, upon fourteen (14) days prior written notice to Landlord, without Landlord's consent, to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Tenant's obligations under this Lease, and provided such transaction is not a subterfuge.

15.   DEFAULT AND REMEDIES.

      15.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" by Tenant:

            (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within five (5) days after written notice that it is due.

            (b) [Intentionally deleted].

            (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 and 21 below.

            (d) Tenant violates the restrictions on Transfer set forth in
Section 14 - Assignment and Subletting.

            (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

            (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

            (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

            (h) Tenant shall be in default, beyond any applicable grace or cure period, under the terms of any lease by and between Tenant (or any subsidiary, parent or affiliate) and Landlord

(or any other entity having William Wilson & Associates, or any entity controlled, directly or indirectly, by it, as a partner, majority shareholder or manager).

      15.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

            (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

            (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

            (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

            (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.   LATE CHARGE AND INTEREST.

      16.1 LATE CHARGE. If any payment of rent is not received by Landlord within five (5) days after written notice from Landlord to Tenant that the payment is past due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment; provided, however, if Landlord has given Tenant written notice two (2) or more times in any consecutive twelve (12) month period that a payment of rent is past due, then Tenant shall pay to Landlord on demand commencing with the third (3rd) past due payment in any twelve (12) month period, and continuing with each past due payment thereafter in such twelve (12) month period, as a late charge an additional amount equal to four percent (4%) of the overdue payment without any requirement of additional notice that such payment is past due. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

      16.2 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at a floating rate equal to the per annum prime rate published in the Wall Street Journal (or the then substantial equivalent, as reasonably determined by Landlord), plus two percent (2%) per annum, or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "INTEREST RATE"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by either Landlord or Tenant unless such waiver is in a writing signed by the other party hereto. The waiver by either Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either Landlord or Tenant upon any default by the other party hereto shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. The consent to or approval of any act by a party hereto requiring the other party's consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent act by the party hereto seeking consent or approval.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times and accompanied by a representative of Tenant, unless no representative of Tenant meets Landlord's representative at the scheduled time (provided, in the event of an emergency Landlord shall have the right to enter the Premises at any time without notice to Tenant, and without being accompanied by a representative of Tenant), to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.   SURRENDER AND HOLDING OVER.

      19.1 SURRENDER. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations to the extent such Alterations may be required to be removed pursuant to the provisions Section 6.1 of this Lease, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

      19.2 HOLDING OVER. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.   ENCUMBRANCES.

      20.1 SUBORDINATION. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("ENCUMBRANCE"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, and so long as such holder is an "Institutional Lender", then in a form used by such Institutional Lender for tenants of comparable financial capability as Tenant, and occupying similar sized space as Tenant. For the purposes of this Section an "Institutional Lender" is a bank, insurance company, savings and loan, pension fund, or similar financial institution regularly making commercial real estate loans secured by income producing property. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Landlord agrees to use reasonable good faith efforts to obtain, at Tenant's cost and expense, within 30 days after execution of this Lease, a Subordination, Attornment and Non-Disturbance Agreement (the "SNDA") from the holder of any Encumbrance existing at the date of this Lease pursuant to the provisions contained above. If Landlord does not do so, then Tenant shall have the right to terminate this Lease, by and upon written notice delivered to Landlord within ten days after the 30th day following execution of this Lease.

      20.2 MORTGAGEE PROTECTION. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("MORTGAGEE"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty
(30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.   ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

      21.1 ESTOPPEL CERTIFICATES. Within twenty (20) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

      21.2 FINANCIAL STATEMENTS. Within ten (10) days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" will be determined by the court before whom the action was brought based upon the court's assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions taken on major disputed issues in the court's decision.

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises. Tenant shall have the right, at Tenant's sole cost and expense, and subject to Landlord's prior written approval in accordance with the provisions of Section
6.1 of this Lease, to install security measures or devices at the Premises.

26. FORCE MAJEURE. If either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (other than, with respect to Tenant the payment of Base Rent, Additional Rent or any other charge payable by Tenant to Landlord under this Lease), including Landlord's obligations under the Construction Rider, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord or Tenant, then the time for performance of the affected obligations of Landlord or Tenant, as the case may be, shall be extended for a period equivalent to the period of such delay, interruption or prevention. The inability to pay money shall in no event constitute force majeure.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as EXHIBIT C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "BUILDING RULES"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.   CONSENTS AND APPROVALS.

      29.1 DETERMINATION IN GOOD FAITH. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

      29.2 NO LIABILITY IMPOSED ON LANDLORD. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "BROKER") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

31. [INTENTIONALLY DELETED].

32. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant.
Neither Landlord nor Tenant shall record this Lease.

34. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

      IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:                             LANDLORD:

SECURITY DYNAMICS                   PENINSULA OFFICE PARK ASSOCIATES, L.P.,
TECHNOLOGIES, INC.,                 a California limited partnership
a Delaware corporation

                                    By:   Peninsula Office Park Investors, LLC
By: /s/ A. W. Coviello, Jr.
   _________________________              a California limited liability company
   Name: A. W. Coviello, Jr.              Sole General Partner

   Title: C.O.O.
         _________________
                                          By:   Opportunity Capital
                                                Partners III, LLC
By:                                             a California limited
   _______________________                      liability company
                                                Manager
   Name:
        __________________

  Title:
        __________________                     By: /s/ William Wilson III
                                                   _________________________

                                                   William Wilson, Manager


                                                By: /s/ Stephen J. Pilch
                                                   _________________________
                                                   Stephen J. Pilch, Manager

                                EXHIBIT A - 1

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                                 THE PREMISES

                         [FLOOR PLAN SHOWING LOCATION
                        AND CONFIGURATION OF PREMISES
                               TO BE INSERTED.]

                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                             Exhibit A-1, Page 1

                                 EXHIBIT A-2

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                                 THE BUILDING

Four story, steel frame building of approximately 124,800 square feet to be built on the site of the previously existing restaurant structure. The mechanical equipment will be located in the basement.

                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                             Exhibit A-2, Page 1

                                  EXHIBIT B

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                              CONSTRUCTION RIDER

      1. COMPLETION OF BUILDING. Landlord shall proceed with reasonable diligence to construct and complete the Building and other facilities in the Property. Landlord shall be responsible for the completion, at its expense, of the work described as "Base Building Work" in Schedule 1 attached to this Construction Rider ("Base Building Work").

            The Base Building Work shall be deemed to be "Substantially Complete" when (a) the Building shell, the Building lobby, the entrances, stairways and access ways for access to the Premises, and the Base Building Work on the floor or floors on which the Premises are located have been completed except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list"; (b) all utilities systems serving the Premises, Building life safety support systems, including fire sprinklers and safety auditory systems, all heating, ventilating and air conditioning systems serving the Premises, except to the extent such items may be included in Tenant's "Tenant Improvements" (as defined below) and Building elevators have been installed and are operating; and (c) the Building is in such a state of completion that, upon completion of the Tenant Improvements, the requirements necessary to obtain a certificate of occupancy for the Premises from applicable governmental authorities have been satisfied (even though the actual certificate of occupancy may not be issued until some later date). Landlord's sole obligation with respect to Base Building Work shall be to perform the work specifically described above and/or described in Schedule 1 attached to this Construction Rider; and all other work required or desired by Tenant shall be part of Tenant Improvements.

      2. TENANT IMPROVEMENTS. Tenant shall construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). Tenant shall enter into a construction contract with Commercial Interior Contractors ("CIC"), an affiliate of Landlord, to construct the Tenant Improvements. The construction contract between Tenant and CIC shall provide that CIC shall commence construction of the Tenant Improvements upon adequate completion of the Building shell. Landlord expects that CIC can commence construction of the Tenant Improvements approximately four (4) months prior to the estimated date that the Base Building Work will be Substantially Complete. Improvements consisting of the type and amount of work and materials described on Schedule 2 attached to this Construction


                               Exhibit B, Page 1

Rider are referred to herein as "Building Standard Tenant Improvements". All Tenant Improvements in addition to or in substitution for or modification of the Building Standard Tenant Improvements are referred to herein as "Above-Standard Tenant Improvements". Tenant shall be responsible to pay for the entire cost of Tenant Improvements in accordance with the provisions of Paragraph 2.3 of this Construction Rider.

            2.1. PLANS. Tenant will contract with a professional space planner ("Space Planner") selected by Tenant, subject to Landlord's reasonable approval, to provide interior space planning, programming, construction documentation and construction administration services. Tenant will consider using the space planning and architectural services of Gensler and Associates, who have been retained by Landlord as the architect for the Building ("Building Architect"). Tenant shall cause the Space Planner to prepare a conceptual space plan ("Space Plan") for the Premises utilizing Building Standard Tenant Improvements. Tenant shall devote such consultation time with Landlord and the Space Planner, and shall furnish the Space Planner such information, as may be necessary to finalize the Space Plan, including but not limited to:

                  (a) Any requirements of Tenant for Above-Standard Tenant Improvements.

                  (b) Special loading and floor requirements, such as the location of cabinets, safes, file systems or special equipment.

                  (c)   Openings in the walls or floors.

                  (d)   Special electrical, HVAC, plumbing work or UPS systems.

                  (e) Location and dimensions of telephone equipment rooms, and telephone, data and electrical outlets.

                  (f) Location and type of partitions, including doors and hardware.

                  (g) Special cabinet work or other millwork or millwork-related items.

                  (h)   Variations from standard ceiling heights.

                  (i)   Color selection for painted areas.

                  (j) Selection of floor coverings and any special wall or interior window coverings; provided, however, that Building Standard window coverings shall be used on all exterior windows.


                               Exhibit B, Page 2

            Tenant shall deliver Tenant's Space Plan to Landlord within forty five (45) days after the later of (x) the date on which Landlord delivers the Base Building Plans to Tenant or (y) the date on which Landlord delivers a fully executed copy of this Lease to Tenant. Within five (5) Business Days after receipt of Tenant's Space Plan, Landlord shall either (i) approve Tenant's Space Plan, which approval shall not be unreasonably withheld, or (ii) notify Tenant in writing of specific requests for changes and corrections as may be necessary to ensure compatibility with the Base Building and to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall revise the proposed Space Plan accordingly and deliver Tenant's revised Space Plan to Landlord within five (5) Business Days after receipt of Landlord's request. Within three (3) Business Days after receipt of Tenant's revised Space Plan, Landlord shall either approve the revised Space Plan or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval).

            Within forty-five (45) days after Landlord's approval of the final Space Plan, Tenant shall cause Space Planner to prepare and deliver to Landlord detailed plans and specifications ("Working Drawings and Specifications") in form and substance sufficient to satisfy all applicable requirements for issuance of all requisite governmental approvals and permits and sufficient to permit the construction of the Tenant Improvements by CIC. Within ten (10) Business Days after receipt of the Working Drawings and Specifications, Landlord shall either (i) approve the Working Drawings and Specifications, or (ii) notify Tenant in writing of the changes or corrections needed to ensure compatibility with the Base Building and to receive approval from Landlord. If Landlord has requested changes or corrections, Tenant shall revise the Working Drawings and Specifications accordingly and deliver Tenant's revised to Landlord within five
(5) Business Days after receipt of Landlord's request. Within three (3) Business Days after receipt of Tenant's revised Working Drawings and Specifications, Landlord shall either approve the revised Working Drawings and Specifications or specify needed changes or corrections as described above (and the process shall continue as needed to obtain Landlord's approval). The revised Working Drawings and Specifications, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Working Drawings and Specifications". Notwithstanding any of the foregoing time periods, Tenant shall take such steps as may be necessary to assure that the Final Working Drawings and Specifications are submitted to the City of San Mateo by December 1, 1997 for issuance of permits.

            Landlord and Tenant expect and assume that the Tenant Improvements will be fairly common and typical and of such type and scope that they can reasonably be expected to be completed within a construction period of twelve
(12) weeks.

            Once the Final Working Drawings and Specifications have been approved by Landlord, Tenant shall make no changes or modifications thereto without the prior written consent of Landlord. Landlord may withhold consent to any change or modification to the Final Working Drawings and Specifications if
(x) in Landlord's sole discretion such change or modification would result in any of the circumstances described in items (ii) or (iii) below, or (y) in Landlord's reasonable discretion such change or modification would result in any of the circumstances described in item (i) below. Any change Tenant requests be made to the Final


                               Exhibit B, Page 3

Working Drawings and Specifications and approved by Landlord is hereby defined as "Change Order," and collectively called "Change Orders." The items referenced above are as follows:

      (i) directly or indirectly delay having the Premises (or any portion thereof) Substantially Complete (provided, however, before consenting to any such changes, Landlord may require Tenant to acknowledge in writing the number of days of Tenant Delay that Landlord estimates will result from having such changes made);

      (ii) be of lower quality than the quality of the Building Standard Improvements; and/or

      (iii) require any changes to the Building's shell or core.

            All Change Orders shall be signed by Landlord, Tenant, and CIC.

            The Building Architect will measure the Premises based on the Final Working Drawings and Specifications, and Landlord and Tenant will confirm the exact area of the Premises, including usable area and Rentable Area, in writing prior to commencement of the Term.

            Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings, design of mill work or other Above-Standard Tenant Improvements required by Tenant, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

            2.2.  CONSTRUCTION.

                  (a) Upon approval by Landlord of the Final Working Drawings and Specifications, Tenant shall enter into a construction contract with CIC in the form attached as Schedule 3 to this Construction Rider, providing for CIC to construct the Tenant Improvements under a guaranteed maximum price contract at competitive prices, with a fee not to exceed four percent (4%) of the cost of the work and a charge for general conditions not to exceed six percent (6%) of the cost of the work. Prior to CIC starting construction of Tenant Improvements Tenant shall supply to Landlord, at Tenant's cost, a builder's risk insurance policy for the full replacement cost of the Tenant Improvements, in which policy Landlord is named as beneficiary of such policy. Subcontracts will be competitively bid by CIC. Tenant shall have the right to review and approve subcontractors' written bids and contractor fees prior to the execution of a construction agreement with CIC. Tenant may add names to the subcontractor bid list prior to such subcontracts being put to bid, subject to Landlord's reasonable right to review and approve subcontractors based on their qualifications, including quality of work, creditworthiness, and experience. Tenant shall proceed diligently to cause the Tenant Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date.

                  (b) The Tenant Improvements shall be deemed to be "Substantially Completed" when they have been certified by the Building Architect to be complete in


                               Exhibit B, Page 4
accordance with the Final Working Drawings and Specifications except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list," the lack of completion of such punch list items, and the work of completion of such punch list items, will not materially interfere with Tenant's ability to conduct Tenant's normal business operations in the Premises, and the requirements necessary to obtain a certificate of occupancy for the Premises from applicable governmental authorities have been satisfied (even though the actual certificate of occupancy may not be issued until some later date). (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

                  (c) Tenant may have access to the Premises fifteen (15) days prior to the estimated date for Substantial Completion (or at such other times as may be agreed by Landlord and Tenant) for the purposes of installation of Tenant's computers, cabling, telephone and other equipment; provided, however, that (i) such access shall not interfere with Landlord's contractor's cost and timing related to the Substantial Completion of the Building or the Tenant Improvements, and (ii) prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that insurance, as described in
Section 11.1 - "Tenant's Insurance" of the Lease, including insurance for any contractor, mover, installer, technician or repair person of Tenant's, naming Landlord, its partners, the Property Manager, CIC, and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds, shall be in effect as of the time of such entry.

                  (d) Following Substantial Completion of the Tenant Improvements and prior to the date Tenant takes possession of the Premises, Landlord, CIC and Tenant shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. CIC shall complete the items set forth in the punch list within thirty (30) days thereafter. Tenant shall cooperate with and accommodate CIC and its workers in completing the items on the punch list.

                  (e) Any alterations or improvements to the Premises desired by Tenant other than the Tenant Improvements shall be made after the commencement of the term of the Lease and shall be subject to the provisions of Section 6 - "Alterations" of the Lease.

                  (f) Notwithstanding any provision in the Lease or in this Construction Rider to the contrary, if the Commencement Date has not occurred or been deemed to have occurred by August 1, 1998, and if the delay in the Commencement Date is caused by Tenant Delays, then (i) Landlord shall have the right to terminate this Lease upon ten (10) days written notice to Tenant, and Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended by Landlord for the design, construction and installation of the Tenant Improvements, or (ii) Landlord may, in lieu of terminating the Lease under the foregoing provisions, treat such failure of performance as an Event of Default under the Lease.


                               Exhibit B, Page 5

                  (g) Notwithstanding any provision in the Lease or in this Construction Rider to the contrary, if the Base Building Work has not been Substantially Completed by November 1, 1998, except to the extent the delay in Substantial Completion of the Base Building work is caused by (i) delays of the type described in Section 26 - Force Majeure of the Lease, (ii) delays in obtaining building permits, (iii) delays caused by the City of San Mateo, and/or
(iv) Tenant Delays, then Tenant shall receive, day for day, one (1) day of free Base Rent for each day beyond November 1, 1998 until the Base Building Work is Substantially Completed.

                  (h) Notwithstanding any provision in the Lease or in this Construction Rider to the contrary, if the Commencement Date has not occurred or been deemed to have occurred by March 1, 1999, either party, by written notice to the other party given within ten (10) Business Days after March 1, 1999, may terminate this Lease without any liability to the other party; provided, however, that if the delay in the Commencement Date is caused by delays of the type described in Section 26 - Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended or incurred by Landlord for the design, construction and installation of the Tenant Improvements and for brokerage commissions and legal fees in connection with the preparation and negotiation of the Lease. If Tenant fails to perform any of Tenant's obligations under this Construction Rider within the time periods specified herein, Landlord may, in lieu of terminating the Lease under the foregoing provisions, treat such failure of performance as an Event of Default under the Lease.

                  (i) LANDLORD AND TENANT MEETINGS. Throughout the period of design, development and construction of the Tenant Improvements Landlord shall use reasonable good faith efforts to meet weekly (whether in person or by telephone), at mutually acceptable times, with Tenant and its authorized representatives to discuss the scheduling and progress of the Tenant Improvements.

            2.3. COST OF TENANT IMPROVEMENTS. Prior to entering into a construction contract with CIC Tenant shall provide Landlord with a copy of the Final Cost Estimate based upon the Final Working Drawings and Specifications approved by Landlord. As a material condition of Landlord entering into this Lease, Tenant shall contribute at least $25.00 per rentable square foot in the Premises ("Tenant's Construction Contribution") toward the cost of the construction and installation of the Tenant Improvements (whether Building Standard or Above-Standard), and shall also pay all other or additional costs of the design, construction and installation of the Tenant Improvements. Out of Tenant's Construction Contribution no more than $2.50 per rentable square foot in the Premises (the "Planning Contribution") may be used for professional services, such as space planning or preparation of working drawings and specifications, except to the extent Tenant's Construction Contribution exceeds $25.00 per rentable square foot in the Premises. Such Planning Contribution shall be paid by Tenant directly to the professionals performing such work. At the same time as Tenant pays the Planning Contribution to the professionals providing such services Tenant shall send Landlord a copy of the invoices from such professionals and a copy of Tenant's payment.


                               Exhibit B, Page 6

            2.4. CHANGES. If Tenant requests any change, addition or alteration in or to any Final Working Drawings and Specifications ("Changes"), Tenant shall cause the Space Planner to prepare and submit to Landlord additional Plans implementing such Change. Within five (5) Business Days after receipt of the proposed Change, Landlord shall either (i) approve the Change or (ii) notify Tenant in writing of specific requests for modifications as may be necessary to ensure compatibility with the Base Building and to receive approval from Landlord. No Changes shall be made without Landlord's approval.

            2.5. DELAYS. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit information to the Space Planner or to submit to Landlord any Space Plan, Working Drawings and Specifications or cost estimates within the time periods required herein, specifically including Tenant's failure to cause the Final Working Drawings and Specifications to be submitted to the City of San Mateo by December 1, 1997 for issuance of permits, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant,
(iii) any Changes, or (iv) any other delay requested or caused by Tenant (collectively, "TENANT DELAYS").

      3. DELIVERY OF PREMISES. Upon Substantial Completion of the Base Building Work and the Tenant Improvements, Landlord shall deliver possession of the Premises to Tenant. If (a) Landlord has not Substantially Completed the Base Building Work and (b) CIC has not Substantially completed the Tenant Improvements and (c) Landlord has not tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date specified in Section 2 -"Term; Possession" of the Lease, or (d) if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of Paragraph 2.2 of this Exhibit B. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays.

      4. ACCESS TO PREMISES. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its Representatives, except that Landlord shall be liable for injury, loss or damage to such Tenant's property to the extent caused by Landlord's gross negligence or willful misconduct.

      5. OWNERSHIP OF TENANT IMPROVEMENTS. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord


                               Exhibit B, Page 7
and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease. Notwithstanding any other provisions of this Lease to the contrary, Landlord agrees that Tenant shall have the right, on or before the expiration or termination of the Term, to remove from the Premises all, or a portion of, the following: (a) carpet tiles, (b) movable walls, (c) supplemental air conditioning units installed by Tenant and which are not part of the Building Systems, (d) raised flooring, (e) Tenant's trade fixtures, (f) reception desk,
(g) audio visual equipment (including screens, monitors and projectors), (h) security equipment, (i) demountable millwork which can be removed without damage to the walls, (j) and furniture. Tenant shall be responsible for repairing any damage to the walls (including the sheetrock) and to the Base Building Work arising out of such removal.

      6.    MISCELLANEOUS.

            6.1 NO FEES TO LANDLORD. Except for any fees payable by Tenant to CIC, Landlord shall receive no other fee for supervision, profit, overhead or general conditions in connection with the design and construction of Tenant Improvements, nor shall Tenant be required to pay Landlord, Landlord's architect or Landlord's engineer for review of Tenant's plans.

            6.2 NO MISCELLANEOUS CHARGES. Neither Tenant nor the Contractor (or any subcontractor) shall be charged for parking (to the extent parking is available) or for the use of electricity, water, HVAC, security elevators, and/or hoists during construction of Tenant Improvements or during Tenant's move-in.

            6.3 DELIVERY OF DOCUMENTS TO LANDLORD. Tenant shall: (1) promptly deliver to Landlord copies of all "Plans and Specifications," "Change Orders, " "Contract Documents," "Applications" for progress payments and for the final payment, and the recorded "Notice of Completion" (all as defined under the Construction Contract); (2) deliver copies of all necessary building permits and governmental approvals prior to commencement of any work; and (3) upon request by Landlord from time to time deliver to Landlord evidence of insurance, copies of shop drawings, warranties, cut sheets, balancing reports, final inspection sign off, as built drawings and other documents to be delivered to the "Owner" by CIC pursuant to the provisions of the Construction Contract.


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                               Exhibit B, Page 8

                           SCHEDULE 1 TO EXHIBIT B

                              BASE BUILDING WORK

      At no cost to Tenant, Landlord shall, supply, furnish, install and finish the following items in compliance with all applicable laws, regulations and building codes as needed to obtain all required building permit inspection sign offs, all at Landlord's sole cost and expense, which shall comprise, and are hereby defined as, the "Base Building Work":

            1     SERVICE CORE.

                  (a) Stairways in compliance with Building code (including fire stairs).

                  (b) Two telephone and electrical room on each floor of the Premises, with a vertical chase between floors.

                  (c) Finished men's and women's restrooms on each floor of the Premises; all applicable laws and codes and finished with:

                        (i) Ceramic tile or another finish of comparable quality on floors in the toilet area and ceramic tile on wet wall at least to the height of the toilet partitions with washable vinyl wallcovering or washable paint on all other walls; carpet in vestibule area;

                        (ii) Metal toilet partitions and urinal screens with a baked enamel finish;

                        (iii) Stainless steel accessories shall be provided per
                              code and include double roll toilet paper holders, recessed paper towel dispensers/receptacles, liquid soap dispensers, sanitary napkin dispensers and disposals;

                        (iv)  Counters of a solid surface material.

                        (v)   Other restroom walls and ceilings finished;

                        (vi) Vanities, accessories, fixtures, lighting and all mechanical and plumbing services completed.

                        (vii) General exhaust system for restrooms installed.


                       Schedule 1 to Exhibit B, Page 1

                  (d)   Other lighting sufficient for first class washrooms.

                  (e)   Janitor's closet with sink.

                        (i) Access at the core or other convenient and accessible location to domestic water, drainage and vent systems with valve taps for water and capped stubs for vent and waste.

                        (ii) One drinking fountain per floor, "chilled" water installed in compliance with code.

            2     CORE DOORS.

                  (a) Paint grade or stain grade core doors finished and complete with hollow metal frame trim and hardware locking devices, electric door releases where applicable and magnetic hold open devices where applicable, for stairwells, electrical, mechanical, janitorial and telephone rooms and washrooms all installed, primed, sanded, dusted, and ready for paint or other Tenant finish.

            3     WALLS AND WINDOWS.

                  (a)   Precast wall system installed and sealed.

                  (b)   Exterior windows installed and sealed.

                  (c)   Insulation where applicable (from slab-to-slab).

                  (d) Core walls (except all levels below-grade), service core walls, and elevator lobby walls all installed, clad with properly rated sheetrock, taped, sanded, patched, filled, dusted and ready to receive paint or other Tenant finish.

            4     FLOORS

                  (a) Smooth and level concrete floors with troweled finish which shall be level at least to the tolerance consistent with suburban Class A buildings.

                  (b) Design to support a minimum live load of 80 lbs per square foot and an additional partition load of 20 lbs per square foot for a total of 100 lbs per square foot.


                       Schedule 1 to Exhibit B, Page 2

                  (c) Smooth, level and ready to receive carpeting, tile, marble or wood without additional Tenant preparation.

            5     HVAC.

                  (a) Main air distribution system with two risers servicing each floor of the building. All tenant ducting, including main loops, at tenant expense.

                  (b) Two (2) supplemental cooling loops allowing Tenant to install as necessary supplemental roof-mounted chilled water cooling units (such tie-in is part of the Tenant Improvements, not the Base Building Work).

            6 ACOUSTICS. Landlord agrees that the Building will be constructed within Class A suburban office standards.

            7     LIGHTING.

                  (a) Installed and operating in main lobby, all stairwells, elevators, upper lobby by Tenant, mechanical rooms, utility rooms, other lighting as required by code. Lighting in the lobby of Tenant's Premises installed by Tenant.

                  (b) Exterior lighting installed as required by design and code.

            8     ELECTRICAL/POWER.

                  (a) Building equipped substantially per design/build bid specifications prepared by The Engineering Enterprise.

                  (b) Three electrical panels (one lighting at 277/480 volt, 3 phase, 4 wire, two power at 120/208 volt, 3 phase, 4 wire) per floor.

                  (c) A vertical conduit, wire and panel board riser supplying electric power for service sufficient to operate the Base Building mechanical system and to supply an average of approximately 4.0 watts per rentable square foot for general electrical use by Tenant, including lighting.


                       Schedule 1 to Exhibit B, Page 3

            9     LIFE SAFETY.

                  (a) Landlord shall install life safety improvements including life safety panel(s) and controls (the cost of which will be paid by Landlord and not deducted from the Tenant Improvement Allowance) to the extent required by shell and core construction for a temporary certificate of occupancy for the Building, or, if greater, to the extent already constructed in the Premises and Building as of the date hereof.

                  (b) A sprinkler system (sized for Tenant's occupancy) installed in compliance with code for floors, including main loop connected to core and drops in place with heads installed per code for an unimproved (nonoccupied) floor.

                  (c) Fire extinguishers, one per floor, as required by code for shell and core construction.

                  (d) Fire horns and exit signs as required by code for shell and core construction.

                  (e) Electric door releases and magnetic hold-open devices, as applicable, installed for all fire doors and electric door locks or stairwell doors per code requirements.

                  (f) A/V devices and exit signs as required by code for shell and core construction and in compliance with ADA.

            10    COMMUNICATION SYSTEM.

                  (a) Access to main telephone service on the first floor or lower level of the building by approved personnel only.

                  (b) Sleeves in core telephone rooms for Tenant telephone access. Tenant to provide conduit and backboard from telephone rooms to Tenant's suite.

                  (c) Telephone service cable available to Tenant on each floor of the Premises.

            11    ELEVATORS AND FREIGHT FACILITIES.

                  (a) At least two (2) passenger elevators servicing Tenant's floors installed and operational as designed to operate at 150 FPM.


                       Schedule 1 to Exhibit B, Page 4

                  (b) Cabs finished consistent with a first-class suburban office building.

                  (c) One passenger elevator to be installed and operational as a freight elevator (i.e., 3,500 lb. capacity).

            12 PARKING. Garage construction complete with all equipment operational and spaces lined.

            13    LANDSCAPING AND IRRIGATION.

                  (a)   Installed per the Base Building Plans.

                  (b)   Automatic sprinklers installed per the Base Building
                        Plans.

            14    LOBBY.

                  (a) Lobby finish per plans consistent with a first class suburban office building, including a stone floor and fabric wall covering.

            15 DIRECTORY. Installed with sufficient lines for Tenant's needs as specified in the Lease.

            16    GENERAL.

                  (a) To the extent there are improvements to the Base Building in excess of the foregoing, such improvements will remain as part of the Base Building Work at no cost to Tenant, and shall be in accordance with the Base Building Plans.


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                       Schedule 1 to Exhibit B, Page 5

                           SCHEDULE 2 TO EXHIBIT B

                              Building Standard
                             TENANT IMPROVEMENTS

      The following Building Standard items shall be of comparable quality to other buildings in Peninsula Office Park.

1.    Doors: Full Height doors with aluminum frames and mortise hardware

2. Floor Covering - Building Standard carpeting of a minimum 36 ounce and 2-1/2" vinyl baseboard, to be provided from a selection of Building Standard colors and patterns and installed. Vinyl composition tile may be installed in any area not carpeted.

3.    Base: 2 and 1/2 inch rubber base

4. Lighting: 2x4 parabolic with T8 energy efficient lamps with electronic ballast

5.    Ceiling: Tile to be determined.

6.    Building Standard thin slat horizontal blinds for all perimeter windows.

7. Painting and Wall Covering - A color chart of Building Standard colors will be available for Tenant's selection for initial painting throughout the Premises. Up to 50% of the interior wall surfaces may be covered in a vinyl wall covering selected by Tenant from the Building Standard selections.


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                        Schedule 2 to Exhibit B, Page 1

                           SCHEDULE 3 TO EXHIBIT B

                        Form of Construction Contract
                     To Be Entered Into By Tenant and CIC


                            CONSTRUCTION AGREEMENT
                          (Guaranteed Maximum Price)

                                   Between

                COMMERCIAL INTERIOR CONTRACTORS, as Contractor

                                     and

                     Security Dynamics Technologies, Inc.
                          for Leasehold Improvements
                             at 2955 Campus Dr.,
                            San Mateo, California


                           Schedule 3 to Exhibit B

                              TABLE OF CONTENTS
                              -----------------

                                                                          PAGE
                                                                          ----
SECTION 1 - TERM; SCOPE OF WORK; DOCUMENTS OF THE CONTRACT...................1
SECTION 2 - DUTIES OF CONTRACTOR.............................................2
SECTION 3 - DUTIES OF OWNER..................................................4
SECTION 4 - THE CONTRACT SUM.................................................5
SECTION 5 - COMMENCEMENT AND COMPLETION OF THE WORK..........................5
SECTION 6 - COST OF THE WORK.................................................6
SECTION 7 - PAYMENTS BY OWNER................................................8
SECTION 8 - OWNER'S OCCUPANCY BEFORE COMPLETION OF WORK.....................11
SECTION 9 - TITLE TO THE WORK...............................................11
SECTION 10 - CHANGES IN THE WORK............................................12
SECTION 11 - RECORDS, INSPECTION AND AUDIT..................................12
SECTION 12 - TERMINATION BY OWNER...........................................12
SECTION 13 - TERMINATION BY CONTRACTOR......................................13
SECTION 14 - DESTRUCTION OF WORK BY FIRE, ELEMENTS..........................14
SECTION 15 - LIENS..........................................................14
SECTION 16 - INDEMNIFICATION................................................14
SECTION 17 - WARRANTY.......................................................15
SECTION 18 - CONTRACTOR'S LICENSE...........................................16
SECTION 19 - LENDER CURE RIGHTS.............................................16
SECTION 20 - OWNER'S RIGHT TO PERFORM.......................................16
SECTION 21 - SUBCONTRACTS AND SEPARATE CONTRACTS............................17
SECTION 22 - INSURANCE REQUIREMENTS.........................................17
SECTION 23 - LIMITATION ON OWNER'S LIABILITY................................19
SECTION 24 - MISCELLANEOUS PROVISIONS.......................................19


EXHIBIT A - Plans and Specifications (Section 1.1)
EXHIBIT B - Project Order (Recitals)
EXHIBIT C - Application for Payment Form (Section 7.1)
EXHIBIT D - Mechanics' Lien Waiver Forms (Section 7.1)
EXHIBIT E - Construction Rules (Sections 2.4 and 21.1)

                            Schedule 3 to Exhibit B

                              TABLE OF DEFINITIONS
                              --------------------

        DEFINITION                                 SECTION
        ----------                                 -------

        Aggregate Contractor's Fee                 Section 4
        Aggregate Cost of the Work                 Section 4
        Application                                Section 7.1
        Architect                                  Basic Contract Information
        Change Order                               Section 10.1
        Claims                                     Section 16
        Completion Date                            Basic Contract Information
        Construction Commencement Date             Section 5
        Contract Date                              Basic Contract Information
        Contract Documents                         Section 1.2
        Contractor                                 Basic Contract Information
        Contractor's Fee                           Basic Contract Information
        Cost of the Work                           Section 7.2
        Expected Completion Date                   Section 7.2
        Final Payment                              Section 7.2
        First Project                              Basic Contract Information
        Hazardous Materials                        Section 2.13
        Indemnitees                                Section 16
        Interest Rate                              Section 7.3
        Notice of Completion                       Section 7.5
        Owner                                      Basic Contract Information
        Owner Parties                              Section 22.1
        Owner's Lender                             Basic Contract Information
        Plans and Specifications                   Section 1.1
        Project                                    Recitals
        Project Order                              Recitals
        Property                                   Recitals
        Punch List Work                            Section 7.2
        Retention                                  Basic Contract Information
        State                                      Basic Contract Information
        Substantially Complete                     Section 7.2
        Total Completion                           Section 7.2
        Warranty Claims                            Section 17.2
        Work                                       Section 1.1

                            Schedule 3 to Exhibit B

                          BASIC CONTRACT INFORMATION

Contract Date:                For identification purposes only, the date of
                              this Construction Agreement is __________, 1997

Owner and
Owner's Address:
(Include telephone
and facsimile numbers.)

                              With copy to:

Contractor and                Commercial Interior Contractors
Contractor's Address:         2929 Campus Drive, Suite 450
(Include telephone            San Mateo, CA 94403
and facsimile numbers.)       Telephone   (415) 341-5300
                              Facsimile: (415) 345-7619

                              With copy to:

                              William Wilson & Associates
                              2929 Campus Drive, Suite 450
                              San Mateo, CA 94403
                              Attn: General Counsel
                              Telephone: (415) 341-5003
                              Facsimile: (415) 345-7619

Contractor's State License
Number:                       477459

Owner's Lender and
Owner's Lender's Address:
(Include telephone            None
and facsimile numbers.)
[If none, so state.]

Architect a Architects
Address
                              TBD

Property Address for
Project:                      2955 Campus Dr.
                              San Mateo, CA. 94403

Project Description:          Tenant Improvement

Contractor's Fee for
First Project:                4 percent of the Cost of the Work based on the
                              total amount of the Cost of the Work and General
                              Conditions not to exceed 6 percent of the total cost of the contract and subject to the provisions of Section 4 of the Construction Agreement.

                            Schedule 3 to Exhibit B

Guaranteed Maximum Price :


Completion Date for First Project:        TBD

Retention:                                Ten Percent (10%) of the Contract Sum.

State:                                    California is the State where all
                                          Projects are located.

      The Basic Contract Information set forth above is part of the Construction Agreement and capitalized terms shall be defined terms therein. In the event of any conflict between the Basic Contract Information and the Construction Agreement, the latter shall control.

                            Schedule 3 to Exhibit B

                            CONSTRUCTION AGREEMENT

      THIS AGREEMENT is entered into effective as of the Contract Date by and between Contractor and Owner.

                                   RECITALS

      Owner is engaging Contractor to construct all of Owner's tenant improvements for premises owned or leased by Owner in various locations in the City and County of San Francisco and in the Counties of Marin, San Mateo, Contra Costa, Sacramento, Santa Clara, Alameda, Monterey, Solano, Napa and Sonoma in California ("Northern California"). The tenant improvements for each separate location shall be termed a "PROJECT" herein. The building in which each Project is located shall be termed the "PROPERTY." This Agreement shall apply to each Project upon acceptance of the Plans and Specifications (defined in Section 1.1) for the tenant improvements for each premises, which shall be evidenced by execution of a Project Order in the form attached hereto as EXHIBIT B for each succeeding Project by Contractor and Owner. Owner has retained Architect to prepare the Plans and Specifications for the First Project.

      NOW, THEREFORE, Owner and Contractor, for the consideration hereinafter named, agree as follows:

          SECTION 1 - TERM; SCOPE OF WORK; DOCUMENTS OF THE CONTRACT

      1.1 Owner agrees to use Contractor to construct all of Owner's tenant improvements for all premises owned or leased by Owner at locations throughout Northern California; provided, however, that if Owner is required by its landlord, for leased premises, or its lender, for owned premises, to obtain bids for the tenant improvements work, Owner shall include Contractor as one of the contractors to receive the request for bid proposal and shall select Contractor if it is the lowest, responsible bidder. This Agreement shall be for an initial term of one (1) year, ending on December 31, 1998, and thereafter shall be renewed only upon written agreement of the parties to extend the Agreement; provided, however, that this Agreement (i) shall remain in effect with respect to all Projects for which Contractor was engaged, as evidenced by a Project Order executed by the parties, either prior to or after the termination date of this Agreement until such Projects are Totally Completed (defined in Section 7.2), and (ii) may be terminated for cause at any time by Owner or Contractor pursuant to the provisions of Sections 12 and 13, respectively, below. Notwithstanding all of the provisions in this Agreement regarding the Contractor performing many projects for Owner throughout Northern California, the parties agree that such language shall be ignored and that this Agreement shall apply only to a single Project as the First Project herein.

      1.2 In consideration of the payments provided for herein to be made by Owner, Contractor agrees to furnish all labor, equipment, materials, services, utilities and facilities and to provide and perform everything else required to construct and complete the Project (hereinafter the "WORK") in accordance with all architectural, interior design, structural, mechanical, civil, and electrical drawings, and any and all specifications, addenda and scope of work documents prepared by Architect or Contractor which are identified in EXHIBIT A attached hereto or subsequently incorporated herein by a written Project Order executed by both Contractor and Owner (collectively, the "PLANS AND SPECIFICATIONS").

      1.3 This Agreement, the Plans and Specifications, whether attached hereto or adopted by future Project Orders, and future written amendments, addenda and Change Orders (defined in Section 10.1) executed by Owner and Contractor, collectively constitute the "CONTRACT DOCUMENTS". If anything in the Plans and Specifications is inconsistent with this Agreement, this Agreement will govern.

                            Schedule 3 to Exhibit B

      1.4 Defined terms in this Agreement shall apply separately with respect to each separate Project unless the context requires otherwise, so that use of terms like Plans and Specifications, Change Orders, Contract Documents, Work, etc., shall apply with respect to each separate Project.

                       SECTION 2 - DUTIES OF CONTRACTOR

      2.1 Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with Owner to cooperate with Architect and Owner's representatives and utilize Contractor's skill, efforts and judgment in furthering the interests of Owner; to furnish efficient project management and supervision; to use commercially reasonable efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the most expeditious and economical manner consistent with the interests and requirements of Owner. The relationship of Contractor to Owner shall be that of an independent contractor.

      2.2 Contractor further agrees to advise and consult with Owner and Architect with respect to the Work and development of Plans and Specifications, budgets, cost estimates and schedules and to furnish Owner and Architect with information concerning costs, availability of materials and equipment, methods of construction, and other pertinent information which Contractor may possess and which may be of value to Owner or Architect in determining the final architectural, interior design, structural, mechanical and electrical design of the Project. Information so furnished by Contractor shall be suggestive only. Architect shall have responsibility for the accuracy, completeness, adequacy and coordination of the Plans and Specifications and the engineering and designs represented therein; provided, however, that Contractor must thoroughly inspect the Property and site of the Project and carefully review the Plans and Specifications and applicable codes, permits and regulations prior to Contractor's acceptance of the Plans and Specifications and must promptly notify Owner and Architect in writing of any problems or insufficiencies in the Plans and Specifications or the site conditions of the Property or Project of which Contractor has become aware. If during the course of the Work, Contractor becomes aware of any discrepancies, problems, errors or omissions in the Plans and Specifications or between those and the physical condition of the Project site or applicable codes, permits or regulations, Contractor shall promptly inform Owner and Architect of same. Any work done after such discovery shall be at Contractor's risk unless specifically authorized by Owner in writing.

      2.3 Contractor shall provide a sufficient and competent organization including project manager, project engineer, project superintendent and assistants, foremen, engineers and detailers, timekeepers and clerks, cost accountants, checkers and inspectors, watchmen, and skilled and common laborers, as the Work may require. Owner shall have the right to approve, or require the removal of, Contractor's on-site project superintendent and off-site project manager for the Project, and those persons shall not be replaced without Owner's consent. Contractor shall supervise the Work, including subcontracted work, and shall hold or attend job meetings at least weekly; shall prepare the initial construction schedule and budget prior to commencing construction, which shall detail the work, phasing and pricing for each trade and wherever possible, unit pricing of work and materials, all in a form acceptable to Owner; and shall prepare additional or updated schedules, budgets and reports as often as and in a form required by Owner. Contractor shall deliver a complete construction schedule, showing all work to be performed on the Project on a fixed date basis, to Owner within ten (10) days of Contractor's receipt of the final construction drawings from Architect.

      2.4 Contractor shall provide certain pre-construction services in connection with the development of the design, scope and final Plans and Specifications for each Project, including without limitation, (i) consultation with Owner and Architect on the construction methods and materials to be used for each Project and to value engineer each Project to the maximum extent practical; and (ii) preparation of preliminary budgets based on schematic drawings and outline specifications, which shall be prepared and delivered to Owner within ten (10) business days of Contractor's receipt of the schematic drawings from Architect. It is expected that some or all of

                            Schedule 3 to Exhibit B
this preliminary work may be done prior to execution of this Agreement for the First Project or execution of a Project Order for each succeeding Project.

      2.5 Contractor shall provide and maintain sufficient temporary buildings for the operation of the field organization of Contractor with space for Owner and/or Architect, and for storage of materials and housing of machinery and tools, and whatever other temporary construction is required. Contractor shall maintain its temporary buildings, store its materials and equipment and conduct all its operations at the Property in a manner that will provide the least interference with the Property's operations or its tenants, fully complies with the Construction Rules attached hereto as EXHIBIT E, and permits the Property to retain as much of its present appearance, ambiance and character as a first-class office building as possible under the circumstances. Contractor shall require its employees and all other parties and individuals working on the Project to park all vehicles only in areas designated by Owner.

      2.6 Contractor shall provide adequate and efficient machinery, plant equipment, tools and supplies. Any equipment and tools not owned by Contractor shall be obtained from other sources.

      2.7 Contractor shall purchase all materials, utilities and services required for completion of the Work.

      2.8 At Owner's written request, Contractor shall secure competitive bids from at least three (3) qualified subcontractors to perform any portions of the Project designated in Owner's notice. In addition, Owner's Lender (the term "OWNER'S LENDER" shall mean the lender providing construction funds to Owner for the Project), if any, shall, at its option, have the right to approve all purchase orders and subcontracts. Contractor shall have sole directing authority over the performance of subcontractors. Contractor shall complete the bid process, if any, and provide Owner with the final numbers for the Cost of the Work and Guaranteed Maximum Price for each Project within ten (10) days of Contractor's receipt of the final construction drawings for the Project from Architect. It is expected that this pricing of each Project will be done prior to the execution of this Agreement for the First Project and execution of the Project Order for each succeeding Project.

      2.9 Contractor shall procure and maintain the insurance required by
Section 22.1 below.

      2.10 Contractor shall properly account for and pay, all federal, state and local payroll taxes, and health, welfare, pension, vacation, and other funds as required by union agreements or otherwise. Contractor shall also pay all sales, consumer, use and similar taxes required by the Work.

      2.11 Contractor shall be responsible, subject to receiving all required drawings and documents from Architect and Owner, for obtaining all necessary permits, authorizations, bonds and licenses required by any governmental authority having jurisdiction over any part of the Work and shall pay all required fees and costs for same.

      2.12 Contractor shall receive, audit, approve and pay out of funds provided by Owner, subject to the direction of Owner, all payments to the subcontractors, suppliers and others for work to be performed and materials to be furnished under this Agreement.

      2.13 If requested by Owner prior to the commencement of the Work, Contractor will provide a performance and payment bond for the amount of the entire estimated "Cost of the Work" (defined in Section 6) for each Project or selected subcontracts, at Owner's discretion. Owner shall have the right to approve the issuer and form of each required bond. Premiums for such bonds shall be included in the Cost of the Work. Contractor and all subcontractors used by Contractor on the Project must be bondable.

      2.14 Contractor shall not install in the Project or bring into the Property any (i) asbestos-containing materials, (ii) electrical transformers or fluorescent light fixtures with ballasts or other equipment containing PCB's, or
(iii) any toxic or hazardous materials of any type, except as specifically authorized by Owner in writing and

                            Schedule 3 to Exhibit B
required for completion of the Work. All materials which presently or in the future constitute hazardous, extremely hazardous or toxic materials under the Resource Conservation and Recovery Act, the California Hazardous Waste Control Act, the Comprehensive Environmental Response Compensation and Liability Act or any other similar law or regulation ("HAZARDOUS MATERIALS") and which are used, stored, treated or disposed of on or from the Project or Property by Contractor or Contractor's representatives, agents, employees, suppliers or subcontractors, shall be used, stored, treated and disposed of in accordance with all applicable laws and regulations. Contractor agrees that all Work for which Hazardous Materials are used shall be done only by subcontractors properly licensed by all applicable government authorities to perform such work. Contractor shall indemnify, protect, defend and hold harmless Owner from all claims, actions, losses, costs, damages, expenses and liabilities, including attorneys' fees, incurred or suffered by Owner as a result of any violation by Contractor or Contractor's representatives, agents, employees, suppliers, or subcontractors of any of the provisions of this Section. The indemnification obligations under this Section shall survive completion of the Work and termination of this Agreement.

      2.15 In performing the Work, Contractor shall comply with all applicable federal, state, and municipal laws, statutes, rules, and regulations, with all safety rules and regulations, and with any accident prevention program of Owner, and shall give all notices required thereby. Contractor shall provide and maintain all notices, warning lights, barricades and safety devices necessary to prevent injury to any person or property resulting from the Work. Contractor shall not permit its employees to use any machinery or equipment which they are not trained for, or for any purpose other than that for which the equipment or machinery is intended.

      2.16 Contractor shall prepare as part of the Work all shop and other detailed drawings that are required to enable Contractor to perform the Work. Before submitting shop drawings for review by Architect and Owner, Contractor shall check the drawings of all subcontractors for conformity with the Plans and Specifications and other Contract Documents, and Contractor shall see that all work contiguous with and having bearing on the Work indicated on the shop drawings is accurately and distinctly illustrated. Contractor shall stamp the drawings as evidence that such drawings have been checked, approved or corrected. Such stamp shall constitute Contractor's warranty to Owner and Architect that (i) Contractor has utilized reasonable efforts to insure that such drawings are in strict conformity with the Plans and Specifications and
(ii) such submitted shop and other drawings have been coordinated with other components of the Work. As provided in Section 3.1(b) below, Architect will review and approve shop drawings and other submissions for general conformance with the design concept only and such review shall not relieve Contractor and each subcontractor from the responsibility for adherence to this Agreement concerning quantity and quality of materials and workmanship, nor shall it relieve Contractor of the responsibility for dimensions, tolerance and proper assembly.

                         SECTION 3 - DUTIES OF OWNER

      3.1 Owner shall furnish Contractor with the information necessary for Contractor to expeditiously perform the Work. Decisions, reviews and approvals required of Owner shall be performed with reasonable promptness so as not to delay the Work.

      3.2 To the extent applicable and required for completion of the Project, Owner shall provide Contractor with surveys showing boundaries of the land comprising the Property, easements and location of underground utilities; provided, however, Owner does not warrant the accuracy of any information included on or omitted from the survey.

      3.3 Owner agrees to designate its authorized representatives on the Project with whom Contractor may consult, and to specify in writing the person(s) whose instructions and decisions shall be binding on Owner.

      3.4   Owner shall cause Architect to:

                            Schedule 3 to Exhibit B

            (a) Produce complete and coordinated Plans and Specifications that comply with all applicable codes, permits and regulations. Contractor's acceptance of the Plans and Specifications shall mean that Contractor has carefully reviewed the Plans and Specifications and informed Owner in writing of any problems or insufficiencies and of any violations of applicable codes, permits and regulations in the Plans and Specifications of which Contractor has become aware.

            (b) Review and approve all shop drawings, samples and other submissions of Contractor and its subcontractors for conformance with the design concept of the Project and for compliance with the information contained in the Contract Documents and applicable codes, permits and regulations.

            (c) Interpret the Plans and Specifications and coordinate the design and engineering of all systems and subsystems to assure that the architectural, interior design, structural, mechanical, civil and electrical elements and components conform with the Plans and Specifications and are coordinated with the applicable components and elements of the Property.

            (d) Assume responsibility for the design and engineering contained in the Plans and Specifications (including controls, systems, and automation) and for performance thereof, excluding any design build subcontractor's work not prepared by Architect and specifically so noted in the Plans and Specifications.

            (e) If requested by Owner, to review and approve Contractor's applications for progress payments in a timely manner.

            (f) If requested by Owner, to certify the substantial and final completion of the Work, including issuance of punch lists prior to occupancy of the Project's premises.

      3.5 Owner shall obtain all required consents from and shall deliver all required notices to the owner of the Property or Owner's Lender, as applicable and necessary for Contractor to have access to the Property and be able to begin and complete each Project.

                         SECTION 4 - THE CONTRACT SUM

      For each Project, Owner shall pay Contractor in current funds for the Contractor's performance of the Work, the Contract Sum consisting of the Cost of the Work, as defined in Section 6, and the Contractor's Fee determined as a percentage of the Cost of the Work, which percentage is set forth on the Basic Contract Information for the First Project and the applicable Project Order for succeeding Projects and which percentage shall, if not separately agreed upon by the parties, be selected based upon the total Cost of the Work for each Project The Contract Sum shall not exceed the Guaranteed Maximum Price set forth on the Basic Contract Information for the First Project or the Guaranteed Maximum Price set forth in the applicable Project Order for future Projects, which amounts shall be increased or reduced, as applicable, by changes, additions or reductions which increase or decrease, respectively, the Cost of the Work as ordered by Owner under Section 10. In the unlikely event that Owner owes Contractor additional monies based on the foregoing adjustments, Owner shall pay such amount within thirty (30) days of receiving Contractor's statement.

             SECTION 5 - COMMENCEMENT AND COMPLETION OF THE WORK

      Contractor shall commence the Work within five (5) days after all of the following conditions have been satisfied:

                            Schedule 3 to Exhibit B

            (a) Receipt by Contractor of a copy of this Agreement, fully executed by Owner and Contractor.

            (b) For each Project other than the first Project, receipt by Contractor of a copy of the Project Order authorizing the Project, fully executed by Owner and Contractor.

            (c) Receipt by Contractor of fully authorized and completed Plans and Specifications for the Project.

            (d) Receipt by Contractor of all necessary building permits; provided, however, that Contractor shall apply for these permits within two (2) business days of its receipt from Architect of the plans and other documents required for the permit in a form ready for submittal.

            (e) Receipt by Owner of evidence (such as certificates of insurance) that the insurance coverage required by this Agreement is in force.

            (f) If payment and performance bonds are required for the Project, receipt by Owner of fully executed originals of those bonds.

            (g) Notice by Owner that the space in the Property is ready for commencement of the Work and that all required consents from and notices to the owner of the Property or Owner's Lender have been obtained or given.

      The date the Work is commenced shall be known as the "CONSTRUCTION COMMENCEMENT DATE," and the Contractor shall thereafter promptly and continuously execute the Work in a diligent manner. Contractor shall achieve "Substantial Completion" (defined in Section 7.2) of the entire Work not later than the Completion Date for the first Project, nor later than the date specified in the applicable Project Order for each subsequent Project.

                         SECTION 6 - COST OF THE WORK

      6.1 The term "COST OF THE WORK" shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project, except with the prior written consent of Owner. The Cost of the Work shall include only the items set forth in this Section 6.1.

            (a) Wages of construction workers directly employed by Contractor to perform the Work at the site or, with Owner's agreement, at off-site workshops. Wages or salaries of Contractor's project manager and project superintendent for the Project and Contractor's other supervisory and administrative personnel, whether stationed at the Property or otherwise, for the portion of their time required for the Work. With respect to each Project, such wages and salaries shall not exceed the rates or amounts shown in the General Conditions Schedule of Values that is attached as an Exhibit to the applicable Project Order.

            (b) Personnel costs paid or incurred by Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries permitted as part of the Cost of the Work.

                            Schedule 3 to Exhibit B

            (c) Payments made by Contractor to subcontractors in accordance with the requirements of the subcontracts.

            (d) Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction, and including the costs of materials in excess of those actually installed but required to provide reasonable allowance for waste and spoilage. Unused excess materials, if any, shall be handed over to Owner at the completion of the Work or, at Owner's option, shall be sold by Contractor and amounts realized, if any, from such sales shall be credited to Owner as a deduction from the Cost of the Work.

            (e) Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by Contractor. Cost for items previously used by Contractor shall mean fair market value.

            (f) Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to Owner's prior approval.

            (g) Costs of removal of debris from the site and the final construction area clean-up.

            (h) Costs of telegrams and long-distance telephone calls, postage, parcel and overnight delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

            (i) That portion of the reasonable travel and subsistence expenses of Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

            (j) That portion directly attributable to performance of the Work of premiums for insurance and payment and performance bonds required by this Agreement, but excluding the costs of any bonds required pursuant to
      Section 15.

            (k) Sales, use or similar taxes imposed by a governmental authority that are related to the Work and for which Contractor is liable.

            (l) Fees and assessments for the building permit and for other permits, licenses and inspections for which Contractor is required by the Contract Documents to pay.

            (m) Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work resulting from the fault or negligence of Contractor or for which Contractor is not otherwise responsible pursuant to the terms of this Agreement.

            (n) Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents, the cost of defending suits or claims for infringement of patent or other rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against Contractor resulting from such suits or claims and payments of settlements made with Owner's consent; provided, however, that such

                            Schedule 3 to Exhibit B
      costs of legal defense, judgment and settlements shall not be included in the calculation of the Contractor's Fee.

            (o) Deposits lost for causes other than Contractor's fault or negligence.

            (p) Costs that are incurred by Contractor in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property. Also, all costs incurred in connection with job safety requirements for the performance of the Work.

            (q) Costs of repairing damaged Work (excluding costs of repairing or correcting Work damaged or improperly executed by construction workers or improperly or incorrectly performed by subcontractors or suppliers, including nonconforming Work), provided such damage did not result from the fault or negligence of Contractor, any subcontractors or suppliers, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, and only to the extent that the cost of such repairs is not recoverable by Contractor from others and Contractor is not compensated therefor by insurance or otherwise.

      6.2 All costs not specifically and expressly described in Section 6.1 above shall not be included in the Cost of the Work. By way of example, and without limitation, the expenses of Contractor's principal office and other offices, other than the site office, and Contractor's overhead and general expenses would not be permitted unless specifically included in Section 6.1. In addition, Contractor's capital expenses, including interest on the Contractor's capital employed for the Work, would not be included. Finally, except as provided in Sections 6.1(q), costs related to any warranty Work required of Contractor pursuant to this Agreement or due to the fault or negligence of Contractor, any subcontractors or suppliers, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, including but not limited to, costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good any damage to property not forming part of the Work, would all not be included in the Cost of the Work.

                        SECTION 7 - PAYMENTS BY OWNER

      7.1 PROGRESS PAYMENTS. Owner agrees to make progress payments to Contractor on account of the Contract Sum in accordance with the following procedures:

            (a) By no later than the tenth (10th) day of each month, Contractor shall make application to Owner for the Costs of the Work on the Project incurred for the preceding month and not previously reimbursed or paid to Contractor plus the Contractor's Fee applicable to the foregoing amount, but in all cases not to exceed the Guaranteed Maximum Price for the applicable Project, as adjusted by approved Change Orders. Contractor shall use the AIA Document G702 form of Application for Payment, a copy of which is attached hereto as EXHIBIT C (the "APPLICATION"). The Application shall include supporting information and documentation as Owner may reasonably require, including, without limitation, copies of all invoices, bills and statements for the amounts requested, payroll data showing each employee's hours, job description, pay rate and amounts paid for the applicable period, copies of Contractor's checks making payment of all amounts requested in the Application for third parties, and mechanic's lien waiver and release forms that conform to the requirements of the State (in California: Civil Code Section 3262 and sample California forms are attached as EXHIBIT D to this Agreement) signed by Contractor and all other parties who have provided labor, services or materials to the Project for whom payment is being requested, which shall be either conditional or unconditional waiver and release forms for the amount requested in the Application for each party and shall include unconditional waiver and release forms for all amounts previously paid to that party. All discounts

                            Schedule 3 to Exhibit B
      and other credits due Owner shall appear in the Application as credits to the Cost of the Work. Notwithstanding other provisions in this Agreement, the form of the Application, the support documentation required, the amount and timing of Retentions for the subcontractors, suppliers and Contractor, and the lien waivers and releases from Contractor, subcontractors and suppliers shall be as required by Owner's Lender. Materials and equipment not yet incorporated into the Work, but delivered and suitably stored either at the site of the Project or at some other appropriate location that Owner has approved in writing and so long as the items are properly segregated and identified as belonging to Owner, shall be considered completed items of Work for purposes of an Application; provided, however, that with respect to materials and equipment delivered and suitably stored other than at the job site, Contractor, upon request, will furnish Owner bills of sale or other documentation satisfactory to establish Owner's title to such materials and equipment and otherwise to protect Owner's interest therein.

            (b) Owner shall review Contractor's Applications and shall pay all undisputed amounts, less the Retention, within thirty (30) days after Owner's receipt of the completed Application and all required documentation. An Application shall not be deemed complete until it includes all the required information and support materials. All Contractor's payments to subcontractors and suppliers shall also be subject to the same Retention. Notwithstanding the foregoing provisions regarding the Retention, Contractor shall be entitled to apply and receive payment for and to pay to the appropriate party all of the Retention amount applicable to any subcontractor or supplier who has, as applicable, completed all of its Work on the Project or delivered all of its materials to the Project, which Work and materials have been deemed satisfactory and accepted by Contractor. No interest shall be paid on the Retention. If any Application or any part thereof is not approved by Owner, Owner shall provide Contractor with a written statement of the reasons for non-approval. Owner shall have the right to withhold payment to or for any party that does not provide an appropriate, signed lien waiver and release form. Disputed amounts shall be handled in the manner described in Section
      7.3. Owner shall have the right, in its sole discretion, to make any or all payments due to third parties either directly to such parties or by way of checks made payable jointly to Contractor and such parties. All undisputed payments due Contractor under this Agreement, excluding the "Final Payment" (defined below), which are not paid within forty-five (45) days of the date of the completed Application, shall bear interest from the date forty-five (45) days after the applicable Application is submitted to Owner and deemed complete to the payment date at the Interest Rate (defined in Section 7.3).

      7.2 FINAL PAYMENT. Owner agrees to pay Contractor all undisputed portions of the unpaid balance of the Contract Sum, including the Retention (the "FINAL PAYMENT"), but in all cases not to exceed the Guaranteed Maximum Price for the applicable Project, as adjusted by approved Change Orders, within ten (10) days following the satisfaction of all of the conditions in this Section 7.2, including the following:

            (a) The Work has been "Totally Completed" (defined below) to Owner's satisfaction and Contractor has fully performed its other obligations under this Agreement, including the Contractor's obligations to correct defective or nonconforming Work, if any;

            (b) Contractor has submitted a final Application that includes all of the Costs of the Work and the Contractor's Fee based thereon through Total Completion of the Project, together with the same supporting information and documentation as required for other Applications, and Owner or its accountants have reviewed and approved that Application;

            (c) All of the applicable governmental authorities have evidenced the completion of the Project to their satisfaction, in accordance with all rules and procedures required by the applicable jurisdiction, including without limitation, issuing a temporary or permanent certificate

                            Schedule 3 to Exhibit B
      of occupancy for the tenant space, signing off on the construction drawings for the Project, or signing the "final inspection" category of the inspection card;

            (d) All warranties and guaranties; cut sheets; product information, maintenance and operations manuals; as-built plans; air balancing report; paint brush outs; wall paper samples; all surplus materials that Owner wants to retain; Material Flush and Test Certificates for all sprinkler work; Material Safety Data Sheets on products used in the Work; and lists of contractors and suppliers have been completed, assigned (as applicable) and delivered to Owner in an indexed project manual; and

            (e) At least thirty-five (35) days have elapsed after the date of recording of the Notice of Completion (defined in Section 7.5), provided it is properly and timely recorded in accordance with applicable laws, or if a Notice of Completion has not been properly and timely recorded, ninety-five (95) days have elapsed after the date that the Project has been Totally Completed and has been accepted by Owner and no further work or labor of any kind is being performed on the Project.

      The term "TOTAL COMPLETION" shall mean that all of the Work required by the Plans and Specifications has been completed, including finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural punch list ("PUNCH LIST WORK"). Contractor shall notify Owner in writing of the date ("EXPECTED COMPLETION DATE") that Contractor expects that (i) all Work on the Project will be completed, except for Punch List Work, and (ii) the Project will be fully and finally inspected and approved as completed pursuant to Section 7.2(c) above. The Project shall be deemed "Substantially Complete" when the conditions in clauses (i) and (ii) of the preceding sentence are fulfilled to Owner's reasonable satisfaction. Contractor shall use its best efforts to notify Owner of the Expected Completion Date at least ten (10) days prior thereto. Owner and Contractor shall together inspect the Project on or before the Expected Completion Date and, during that inspection, the parties shall prepare the list of items that shall constitute the Punch List Work.

      Owner shall review Contractor's Application for the Final Payment and provide Contractor with a written statement describing any disputed amounts and the reasons therefor within thirty (30) days of Owner's receipt of the Application and all required support documentation. Disputed amounts shall be handled in the manner described in Section 7.3. Contractor shall reimburse Owner for any overpayments within thirty (30) days of their determination.

      7.3 WITHHELD AND DISPUTED PAYMENTS. Notwithstanding the foregoing, Owner shall be entitled to withhold from payments otherwise due Contractor or other parties any amounts necessary, in Owner's good faith and reasonable judgment, to protect Owner from loss on account of (i) Work that has been improperly performed or damaged and not remedied; (ii) damage to Owner, other contractors or the Property; (iii) liens, stop notices or claims received by Owner or other reasonable evidence indicating probable filing of claims or other disputes; (iv) amounts that may cause the Contract Sum to exceed the Guaranteed Maximum Price, as adjusted by Change Orders; and (v) material breach of this Agreement by Contractor. As to all withheld amounts and amounts disputed in an Application, Owner and Contractor shall act diligently and in good faith to resolve all such matters and disputes quickly, either through agreement, mediation, arbitration or otherwise. Upon resolution of the withheld amount or payment dispute, Owner shall promptly pay to Contractor the agreed or ordered amount, and if such amount is not paid within thirty (30) days of the date of the agreement or order with respect to that amount, Owner shall also pay interest on the agreed or ordered amount at the lower of (i) the highest interest permitted under applicable law and (ii) the Prime Rate of interest as published in the most recent Wall Street Journal plus two percent (2%) and adjusted as and when the Prime Rate changes (the "INTEREST RATE") beginning on the thirty-first day through the date of payment.

      7.4 UNCOMPLETED WORK. Contractor shall complete all Punch List Work within thirty (30) days of the date that list is agreed upon by the parties to be in final form. After the Final Payment, Contractor shall be entitled to submit subsequent Applications for Costs of the Work, and the Contractor's Fee thereon, that Contractor incurs

                            Schedule 3 to Exhibit B
for completing any Punch List Work that was not included on the Application for the Final Payment, but in each and every case not to exceed the Guaranteed Maximum Price for the applicable Project, as adjusted by approved Change Orders. Such Applications and their payment by Owner shall be subject to the same requirements and handled in the same manner as all other Applications for progress payments.

      7.5 NOTICE OF COMPLETION. No later than ten (10) days following the earlier of agreement by the parties on the final Punch List Work or any other date required by applicable laws, Owner shall record among the official records of the county in which the Property is located a notice that all of the Work of the Project has been completed ("NOTICE OF COMPLETION"). The Notice of Completion shall conform to the laws of the State (for California: California Civil Code Section 3093). Evidence of the filing of the Notice of Completion shall be submitted to Contractor. If Owner fails to comply with the requirements of this Section, Owner hereby appoints Contractor as Owner's agent to sign and record a Notice of Completion on Owner's behalf. This agency is irrevocable and is an agency coupled with an interest.

      7.6 DISCOUNTS, REBATES AND REFUNDS. Cash discounts obtained on payments made by Contractor shall accrue to Owner if (i) before making the payment, Contractor included them in an Application and received payment therefor from Owner, or (ii) Owner has deposited funds with Contractor with which to make payments; otherwise, cash discounts shall accrue to Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to Owner, and Contractor shall make provisions so that they can be secured.

      7.7 SAVINGS. In the event that after Total Completion of the Project and Owner's approval of the Application for Final Payment, the Cost of the Work plus the Contractor's Fee shall equal a sum that is less than the Guaranteed Maximum Price, as adjusted by approved Change Orders, the resulting savings shall be shared by Owner and Contractor as follows: the unused portion of any budgeted contingency amount shall be returned one hundred percent (100%) to Owner, and any remaining savings shall be split ninety percent (90%) to Owner and ten percent (10%) to Contractor. All savings amounts paid to Contractor shall be treated separately from and not included within the calculation of the Contractor's Fee and the Aggregate Contractor's Fee as described in Section 4.

           SECTION 8 - OWNER'S OCCUPANCY BEFORE COMPLETION OF WORK

      Owner shall have the right to occupy any part or parts of the Project, and to install its own fixtures and equipment thereon, prior to completion of the Work by Contractor, provided that the Work completed in the part or parts of the Project to be occupied is conditionally accepted by Owner in a writing that specifies any claimed deficiencies in the Work completed to that date. Any such occupancy must be consistent with Contractor's sequence for completing the Work in the occupied part or parts or in other areas of the Project, and may in no way interfere with the completion of the Work. Contractor shall make reasonable efforts to coordinate its Work with any such occupancy occurring prior to completion of the Work, and shall give reasonable notice to Owner of any damage or delay likely to arise as a result of such occupancy, but Owner will assume the risk of any damage to or delay in the Work arising out of such occupancy.

                        SECTION 9 - TITLE TO THE WORK

      The title of all Work completed, and of Work still under construction, and of all materials purchased under the terms of this Agreement and of Contractor's shop drawings shall pass to Owner upon receipt of payment therefor by Contractor, free from all liens, claims, security interests, or encumbrances; provided, however, that Contractor shall be entitled, without payment of any fees to Owner, to use descriptions and pictures of all Projects completed by Contractor for any purposes.

                            Schedule 3 to Exhibit B

                       SECTION 10 - CHANGES IN THE WORK

      Owner may, from time to time by written instructions or drawings issued to Contractor, make changes in the Plans and Specifications, issue additional written instructions, require additional work or direct the omission of work previously ordered (individually and collectively, a "CHANGE ORDER"), and the provisions of this Agreement shall apply to all Change Orders with the same effect as if they were embodied in the original Plans and Specifications. Owner and Contractor shall agree in writing on the amount of the change in the Cost of the Work and the time delay for completion of the Work required by each Change Order. The Guaranteed Maximum Price for each Project shall be increased or decreased, as applicable, by an amount equal to the increase or decrease in the Cost of the Work, as agreed upon by the parties in the applicable Change Order, plus the applicable Contractor's Fee applied to that amount. Contractor shall not, and is not authorized to, make any change, deviation, or perform any extra work in reliance upon any oral request by Owner or any agent or representative of Owner. Regardless of the circumstances, if any change, deviation, alteration, or extra work is performed without a Change Order signed by Owner, such change, deviation, alteration or extra work shall be paid for solely by Contractor. No increase in the Guaranteed Maximum Price will be allowed for minor adjustments in finish or design that do not involve or require any additional Cost of the Work.

                  SECTION 11 - RECORDS, INSPECTION AND AUDIT

      11.1 The Work shall be observed by Owner, Architect or another representative designated by Owner to determine the progress and quality of the Work and its compliance with the Plans and Specifications. Owner and Architect, or their representatives, shall at all reasonable times be afforded access to the Work for the purpose of inspection.

      11.2 Contractor shall keep full and detailed accounts and records in accordance with generally accepted accounting principles to insure proper financial management under this Agreement, and in sufficient detail to allow Owner to fully review same. Contractor shall preserve all such accounts and records for a period of three (3) years after Final Payment, or longer where required by applicable laws. Owner or Owner's authorized representative shall have access to all Contractor's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and similar documents relating to this Agreement and the Work during normal business hours.

                      SECTION 12 - TERMINATION BY OWNER

      12.1 If Contractor (i) seeks or is forced to seek protection under any state or federal bankruptcy or insolvency laws, or (ii) makes a general assignment for the benefit of its creditors, or (iii) has a receiver appointed on account of its insolvency, or (iv) persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or (v) except when authorized by
Section 13.1 below or by Owner or Owner's Lender or caused by a good faith dispute with Owner, stops performing the Work for five (5) consecutive business days for reasons within its reasonable control, or (vi) fails to pay any of its subcontractors or suppliers, provided Owner has provided funds for payment and Contractor's refusal to pay is not based on a good faith dispute regarding whether payment is due, or (vii) fails promptly to replace or repair defective Work or Work not done in conformance with the Plans and Specifications, except where Contractor has a good faith dispute with Owner regarding the validity or extent of such defect or nonconformity, or (viii) violates any laws or regulations applicable to the construction or completion of the Work and fails to commence cure of such violation promptly after receiving notice thereof and to complete cure of such violations within a reasonable time, or (ix) otherwise is guilty of a material breach of this Agreement, then Owner may, after giving Contractor and its surety, if any, seven (7) days' written notice and Contractor's failure during such seven-day period to commence an appropriate cure and thereafter to diligently pursue such cure to completion, terminate the employment of Contractor and take possession of the site and all materials, equipment, tools, shop drawings, construction equipment and machinery thereon owned by Contractor and may finish the Work by whatever method Owner may

                            Schedule 3 to Exhibit B
deem expedient. Any such termination shall be without prejudice to Owner's rights to enforce the terms of any bonds furnished pursuant hereto or to hold Contractor liable for any damages, consequential or otherwise, suffered by Owner as a result of such default by Contractor. Upon termination hereunder, Owner may hold the Retention previously withheld, complete the Work and set off the cost of completion of the Work and any other damages or costs incurred by Owner against amounts due Contractor. In addition to termination of this Agreement, Owner shall have all other rights or remedies available under this Agreement or at law or in equity.

      12.2 In case of such termination, Owner shall pay Contractor (a) the Cost of the Work incurred as of the date of termination and (b) the amount of Contractor's Fee earned to date computed on the basis of the lesser of (i) the Cost of the Work incurred to the date of termination and (ii) the value of the percentage of the Work completed at the time of termination, excluding the cost of stored materials, which amounts due Contractor under the foregoing clauses
(a) and (b) shall be reduced by any previous payments made on account of the foregoing and all damages and additional costs incurred by Owner as a result of such termination or additional costs required to complete the Work, but in all cases subject to the Guaranteed Maximum Price for each Project, as adjusted by approved Change Orders. Owner may also pay to Contractor fair compensation, either by purchase or rental, at the election of Owner, for any retention or use of Contractor's equipment that is not otherwise already included in the Cost of the Work for which Contractor has or will be paid. Any amounts due Contractor shall not be paid until the Work is completed, and Owner reserves the right to pay all amounts due to third parties directly to them. In case of such termination, Owner may, at its sole election, assume and become liable for any or all obligations or commitments that Contractor may have, in good faith and non-negligently, undertaken or incurred in connection with the Work. Contractor shall make sure that all of its contracts with subcontractors or suppliers shall permit assignment of such obligations to Owner and Owner's Lender. Contractor shall, as a condition of receiving the payments mentioned in this Section, execute and deliver such papers as Owner may require for the purpose of fully vesting in Owner the rights and benefits of Contractor under such obligations or commitments.

                    SECTION 13 - TERMINATION BY CONTRACTOR

      13.1 If Owner shall fail to make any undisputed payment to Contractor when due under the provisions of Section 7, Contractor may, at its option exercised upon ten (10) days' written notice, stop any or all Work upon the Project until such default has been cured. There shall be no stoppage of the Work for nonpayment of disputed amounts provided all undisputed amounts have been paid. Prior to stopping any Work on the Project, Contractor shall give Owner's Lender, if any, written notice of the nonpayment of the undisputed amount and shall give Owner's Lender seven (7) days additional time within which it may cure Owner's default. Contractor shall be entitled to an extension of time for completion equivalent to the actual time lost by such partial or total stoppage and any additional costs arising out of such stoppage.

      13.2 If the Work should be stopped under an order of any court or other public authority or by any other act of government for a period of three consecutive months, through no act or fault of Contractor or anyone engaged, contracted or employed by Contractor; or if Owner should fail to make any undisputed payment to Contractor within ten (10) days of its due date as provided in Section 7; or if Owner or Architect unreasonably delay Contractor in performing the Work; or if Owner is otherwise guilty of a material breach of this Agreement, Contractor may, after giving Owner and Owner's Lender, if any, seven (7) days' written notice and Owner's failure during such seven-day period to commence an appropriate cure and thereafter to diligently pursue such cure to completion, terminate this Agreement without prejudice to any other right or remedy it may have. In case of termination for the reasons stated in this paragraph, Owner shall pay to Contractor (a) the Cost of the Work for costs incurred as of the date of termination and (b) the Contractor's Fee earned to date computed on the basis of the lesser of (i) the Cost of the Work incurred to the date of termination and (ii) the value of the percentage of the Work completed at the time of termination, excluding the cost of stored materials, which amounts due Contractor under the foregoing clauses (a) and (b) shall be reduced by any previous payments made on account of the foregoing. Contractor shall also recover from Owner any loss or damage sustained upon the plant or equipment owned by

                            Schedule 3 to Exhibit B

Contractor. Payments to Contractor under this Section 13.2 shall in no event cause the Guaranteed Maximum Price for each applicable Project, as adjusted by approved Change Orders, to be exceeded.

              SECTION 14 - DESTRUCTION OF WORK BY FIRE, ELEMENTS

      In the event the Work shall be wholly or partially damaged or destroyed by war, fire, storm, lightning, flood, earthquake, settlement or defective soil, corrosion, electrolysis, expansion or contraction, cracking or deflection, tidal wave, surface or subsurface water, mob violence, vandalism or other casualty, Contractor, upon written instructions from Owner, and provided sufficient insurance proceeds have been tendered to Owner, shall proceed to replace and/or repair the Work in accordance with the Plans and Specifications. Such repair and/or replacement shall be performed under the provisions of this Agreement. In the event of substantial damage or destruction to any portion of the Work or Property by any of the above mentioned causes, Owner may, upon giving written notice to Contractor, elect to terminate this Agreement. Substantial damage or destruction shall be deemed to have occurred if its repair or restoration would cost more than twenty-five percent (25%) of the Guaranteed Maximum Price. In such case, Owner shall pay Contractor for (a) the Cost of the Work for costs incurred as of the date of termination, and (b) the Contractor's Fee earned to date computed on the basis of the lesser of (i) the Cost of the Work incurred to the date of termination and (ii) the value of the percentage of the Work completed at the time of termination, excluding the cost of stored materials, which amounts in the foregoing clauses (a) and (b) shall be reduced by any previous payments made on account of the foregoing, but in all cases subject to the Guaranteed Maximum Price for each Project, as adjusted by approved Change orders.

                              SECTION 15 - LIENS

      Contractor agrees to make prompt payment to all subcontractors, suppliers, workers and other persons or parties performing labor upon or furnishing materials for the Work, subject only to receipt of timely payment from Owner for such labor and materials through the progress payments to which Contractor is then entitled. Contractor agrees to keep the Property free and clear of any and all liens and claims of such subcontractors, laborers, and suppliers, subject to Owner's performance of its own payment obligations; and if any such lien shall be filed at any time during the progress of the Work, Owner may, at its sole election, either (i) discharge such lien, either by payment or bonding, without any obligation to ascertain or attempt to ascertain the validity of the claim upon which the lien is based and offset all costs of the discharge or bond, including attorneys' fees, against payments otherwise due Contractor hereunder, or (ii) withhold from payments otherwise due Contractor an amount sufficient to completely indemnify, defend, protect and hold harmless Owner against such lien or claim, until the same is discharged or until the Owner is indemnified by bond or other means reasonably satisfactory to Owner; provided, however, that Contractor shall have such lien removed from the Property by bonding or otherwise within ten (10) days after receiving written notice to do so from Owner or Owner's Lender for the Project. If the costs of discharging or bonding the lien exceed the payments remaining due Contractor under this Agreement, Contractor shall promptly reimburse Owner all amounts advanced by Owner to remove the lien from the Property, including attorneys' fees and interest at the Interest Rate from the date advanced by Owner to the date repaid.

                         SECTION 16 - INDEMNIFICATION

      To the fullest extent permitted by law, Contractor shall indemnify, protect, defend and hold harmless all "Owner Parties" (defined in Section 22.1), and all of their directors, partners, managers, members, officers, agents, property managers and employees (collectively, with the Owner Parties, the "Indemnitees") from and against all liability, claims, actions, demands, damages, losses and expenses, including but not limited to, attorney's fees (collectively, "CLAIMS"), arising out of or resulting from, in whole or in part, any act or omission in the performance of the Work or any event, loss, accident, damage or injury at the Property occurring during performance of the Work, in each case by Contractor, any subcontractor or supplier, anyone directly or indirectly employed by any of

                            Schedule 3 to Exhibit B
them or anyone for whose acts any of them may be liable, excepting only such Claims to the extent they are caused by the negligence or willful misconduct of one or more of the Indemnitees but only with respect to those Indemnitees. Such obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Section. In any and all Claims against any Indemnitees by any employee of Contractor, any subcontractor or supplier, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor or supplier under workers' compensation acts, disability benefit acts, or other employee benefit acts. The obligations of Contractor under this Section shall survive termination of this Agreement.

                            SECTION 17 - WARRANTY

      17.1 Contractor warrants that it will exercise due care and diligence in the construction of the Project to the end that the Work shall be performed in accordance with the Contract Documents and that all of the Work to be performed by Contractor pursuant to the Contract Documents shall be of the standard and quality which prevail among contractors of superior knowledge, experience and skill engaged to perform similar services for comparable projects throughout the State and that performance of the Work shall comply with all applicable governmental laws, regulations, codes, permits and requirements.

      17.2 Contractor warrants and guarantees that all materials furnished under the Contract Documents shall be new and of the highest quality obtainable, unless otherwise specified in the Plans and Specifications, and that the Work will be of good quality, free from fault or defect, and in conformance with the Contract Documents. In furtherance of that guaranty, Contractor agrees to indemnify, protect, defend and hold harmless Owner against all Claims arising from or relating to any defect in workmanship or material in the Work or any non-conformance of the Work with the requirements of the Contract Documents ("WARRANTY CLAIMS"). Upon receipt of written notice from Owner, Contractor shall, at its own expense and under the terms and conditions of the Contract Documents, promptly and diligently replace any defective or non-conforming portions of the Work. Contractor shall also bear all costs and expenses, replace any materials and perform any labor required to correct or repair any portion of the Project or Property damaged or destroyed in repairing or correcting any defective or non-conforming Work. This guaranty requires Contractor to correct the substandard condition and not merely to pay money damages for breach of the guaranty. If Contractor fails, after written notice from Owner, to promptly and diligently comply with its obligations, as required herein, Owner may perform those obligations, at Contractor's expense, and Contractor shall reimburse Owner promptly upon demand for all costs or expenses incurred by Owner in connection with fulfilling Contractor's guaranty, including without limitation, interest on the amounts expended at the Interest Rate and reasonable attorneys' fees. The provisions of this Section are in addition and cumulative to other rights and remedies available to the parties under this Agreement, at law or in equity, and do not in any manner limit such rights and remedies. The obligations of Contractor under this Section 17.2, with respect to each Project, shall survive completion of the Project and termination of this Agreement for a period of one
(1) year following the date of Total Completion of the Project, whether by Contractor or in the case of termination of this Agreement by Owner pursuant to
Section 12, by Owner or another party, and shall apply with respect to all Warranty Claims of which Contractor is aware or is given written notice prior to the expiration of that time period.

      17.3 All warranties procured by Contractor from its subcontractors and suppliers shall be properly executed on a form approved by Owner. Whenever possible, Contractor shall cause such warranties to be made directly to Owner. To the extent any of such warranties cannot be assigned to Owner, Contractor shall, upon written request from Owner, enforce such warranties for Owner's benefit. Contractor shall provide Owner with originals of all manufacturers' and other warranties applicable to the Work prior to the Final Payment.

                            Schedule 3 to Exhibit B

                      SECTION 18 - CONTRACTOR'S LICENSE

      18.1 CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY THE CONTRACTORS' STATE LICENSE BOARD WHICH HAS JURISDICTION TO INVESTIGATE complaints AGAINST CONTRACTORS IF A COMPLAINT IS FILED WITHIN THREE YEARS OF THE DATE OF THE ALLEGED VIOLATION. ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTRAR AT:

                        CONTRACTORS' STATE LICENSE BOARD
                        P.O. BOX 26000
                        SACRAMENTO, CALIFORNIA  95827

      18.2  Contractor is fully licensed in the State.

                       SECTION 19 - LENDER CURE RIGHTS

      Contractor agrees that Owner may assign its rights under this Agreement to Owner's Lender, if any, as additional security for the Project financing. Contractor will, at the request of Owner's Lender, execute a consent to that assignment agreeing to perform Contractor's obligations under this Agreement for Owner's Lender when it has succeeded to the position of Owner under the Agreement pursuant to the terms of the assignment and Owner's Lender has agreed in writing to perform all of Owner's obligations under this Agreement occurring from and after the date Owner's Lender succeeds to Owner's rights and obligations hereunder. Contractor further agrees that, notwithstanding a default by Owner under the provisions of this Agreement which would give Contractor the right to suspend performance under or terminate this Agreement, Contractor will continue to perform its obligations hereunder (on the same terms and conditions as are set forth herein) for and on account of Owner's Lender, if it: (i) cures the Owner's default within seven (7) days after notice from Contractor to Owner's Lender or, if the default is not based upon Owner's failure to pay money due hereunder, commences to cure any non-monetary default during said seven-day period and thereafter diligently prosecutes the cure to completion; and (ii) agrees in writing to perform all of Owner's obligations under this Agreement accruing from and after the date Owner's Lender succeeds to Owner's rights and obligations hereunder. Whenever an approval, permission or other action by Owner is required or permitted under this Agreement or the Contract Documents, such action may, at the option of Owner and Owner's Lender, be deemed to include and be conditioned upon the authorization of or joinder in such action by Owner's Lender. Provided that Owner has notified Contractor of the name and address of Owner's Lender to whom default notices should be sent, Contractor shall send to Owner's Lender copies of all default notices delivered to Owner.

                    SECTION 20 - OWNER'S RIGHT TO PERFORM

      Upon Contractor's failure to perform any obligation of Contractor hereunder, including, without limitation, payment of subcontractors or suppliers and payment of premiums for any of Contractor's insurance required hereunder, Owner shall have the right, but not the obligation, to perform such obligations on behalf of Contractor. Contractor shall immediately reimburse Owner the reasonable cost of Owner's performing such obligations on Contractor's behalf, including, without limitation, reimbursement for any amounts that were expended by Owner, reasonable compensation to Owner for the use of its personnel, materials and overhead, and Owner's reasonable attorneys' fees, plus interest at the Interest Rate from the date of expenditure to the date of repayment.

                            Schedule 3 to Exhibit B

               SECTION 21 - SUBCONTRACTS AND SEPARATE CONTRACTS

      21.1 All portions of the Work that Contractor has not been accustomed to performing with its own personnel shall be performed by third parties under subcontracts or other agreements with Contractor. Owner shall have the right to approve all subcontractors, suppliers and other parties used by Contractor in connection with the Work, and Contractor shall not engage anyone to whom Owner has reasonable objection. No subcontracts or other agreements shall be awarded on the basis of cost plus a fee without Owner's consent. Contractor shall be responsible to Owner for the acts and omissions of all Contractor's employees and all subcontractors or suppliers, their agents and employees, and all other persons performing any of the Work under a contract or other agreement with Contractor. Contractor's obligations hereunder shall under no circumstances be reduced or released by execution of any subcontract for performance of the Work or by Owner's approval of any subcontractors or suppliers or their contracts. Contractor shall require all such parties to agree to be bound by the terms of this Agreement as applicable to their portion of the Work. Any warranties, guarantees, or the like with respect to the Work from any such parties shall be assigned by Contractor to Owner for the benefit of Owner. All contracts with third parties shall be assigned to Owner by Contractor upon termination of this Agreement, subject to any rights of the parties under their contracts. Contractor will, on a daily basis, direct through its various supervisory personnel the work of the subcontractors and suppliers in accordance with the Contract Documents. This supervision shall include, but not be limited to, scheduling, quality control, proper superintendence of the progress of the Work and its compliance with the Contract Documents and performance of the Work in accordance with the Construction Rules attached hereto as EXHIBIT E.

      21.2 Should Owner elect to award separate contracts for work on the Project not covered by this Agreement, Owner shall be responsible to Contractor to insure that such contractors coordinate and cooperate with Contractor, and observe Contractor's reasonable rules regarding access to the Work, safety, and labor relations. All such contractors shall supply and bear the cost of their own hoisting, utilities, safety requirements, and clean-up.

                     SECTION 22 - INSURANCE REQUIREMENTS

      22.1 Without limiting Contractor's indemnifications of Owner contained in this Agreement, Contractor shall maintain as a part of the Cost of the Work, and shall require that each subcontractor maintain at its own expense, at all times during the Work and for such additional periods as required by this Agreement, the insurance as described below. This insurance shall not be terminated, be permitted to expire, be subject to non-renewal, nor be materially altered except on thirty (30) days prior written notice to Owner. Such insurance shall be maintained in coverage amounts, with deductible amounts, with insurers, and on forms acceptable to Owner and Owner's Lender, and, for all policies except Worker's Compensation Insurance, shall name Owner and Owner's Lender (collectively, with Owner, the "OWNER PARTIES") as additional insureds, with coverage provided to such additional insureds as broad as provided to the named insured. All insurance policies required shall be issued by companies licensed in the State who hold a current Policyholder Alphabetic Category Rating of not less than "A-" and Financial Size Category Rating of not less than "VII" according to the latest edition of Best's Key Rating Guide. Prior to Contractor commencing the Work, Contractor shall, and shall require each subcontractor to, furnish Owner with certificates of insurance, on forms acceptable to Owner, evidencing that insurance policies are in full force and effect that provide the required coverages and amounts of insurance listed below along with a copy of the endorsement providing additional insured coverage to the Owner Parties. At Owner's request, Contractor shall provide Owner with copies of each insurance policy. Any other insurance carried by any Owner Parties which may be applicable, shall be deemed to be excess insurance and Contractor's and each subcontractor's insurance shall contain a provision that it is deemed primary and non-contributing with any insurance carried by Owner Parties. Each required insurance policy shall contain a Cross Liability or Separation of Insureds provision that provides that the insurance applies separately to each insured against whom a claim is filed and that the policies do not exclude coverage for claims or suits by one insured against the other. Contractor shall be responsible for any deductible

                            Schedule 3 to Exhibit B
amounts under the required insurance policies, except to the extent such amounts may be included as part of the Cost of the Work. Contractor and each subcontractor shall provide the following insurance:

            (a) Workers' Compensation Insurance complying with applicable State and federal statutes, and Employer's Liability Insurance with limits of not less than $1,000,000 for bodily injury by accident and $1,000,000 for bodily injury by disease.

            (b) Commercial General Liability Insurance, written on an "occurrence form" basis, including Products - Completed Operations Liability, Blanket Contractual Liability Coverage and liabilities arising out of the actions of Independent Contractors. Such insurance shall contain minimum limits of liability as follows: not less than $5,000,000 for each of General Aggregate (other than Products - Completed Operations), Products - Completed Operations Aggregate, Personal and Advertising Injury, and each occurrence. Such insurance shall contain no explosion, collapse, or underground hazard exclusions. Such insurance shall remain in force at least until the expiration of five years after completion of the Work. All such policies shall contain a provision that defense costs are paid in addition to and do not deplete any of the policy limits and a provision that the General Aggregate and Products Completed Operations Aggregate apply separately to each project for which Contractor or any subcontractor provides services away from premises owned by or rented to Contractor or any subcontractor.

            (c) Business Auto Coverage with a limit of liability of $5,000,000 for any one accident or loss. Such insurance shall cover liability arising out of the use of owned, non-owned and hired automobiles.

            (d) If Contractor or any subcontractors use owned, chartered, leased or hired mobile construction equipment, Contractor shall, and shall require subcontractors to, maintain (or caused to be maintained) an "equipment floater" of the "all-risk" type, with limits not less than the full value of such equipment located at the job site and all of Contractor's and any subcontractor's business personal property, including tools and equipment, none of which will be insured under the Owner's Builder's Risk Insurance Policy. Carriers furnishing such insurance shall be required to waive all rights of subrogation against Owner Parties.

      22.2 The Commercial General Liability and Business Auto insurance may be provided on a continuation of primary and umbrella insurance policies. Any such umbrella insurance policies shall provide that the coverage "follows form" to the underlying insurance and that such policy provides equivalent or broader coverage than that provided by such underlying insurance.

      22.3 Contractor hereby waives all rights of recovery against Owner Parties on account of loss or damage occasioned to Contractor or others under Contractor's control to the extent such loss or damage is insured against under any insurance policies which may be in force at the time of the loss or damage or would have been insured against if Contractor had complied with its obligations under this Section.

      22.4 If Contractor fails to comply with any of the provisions of this insurance section, Contractor shall, at its own cost, defend, indemnify, protect and hold harmless the Owner Parties from and against any and all Claims arising or resulting from the death or injury to any person or damage to any property to the extent that the Owner Parties would have been protected by any and all insurance arrangements made by Contractor, or any third party, had Contractor complied with all of the provisions of this Section.

      22.5 Neither Contractor nor any subcontractor shall settle any claims made under its insurance policies for the Project without first consulting with and obtaining the consent of Owner. All insurance proceeds paid under any insurance policies for damage to the Project or Property shall be paid to Owner; provided, however, that in all

                            Schedule 3 to Exhibit B
cases, payment and use of insurance proceeds shall be done in compliance with the requirements of Owner's Lender.

      22.6 Owner shall carry the Builders' Risk Insurance, which policy shall contain a waiver of subrogation against Contractor, its directors, partners, managers, members, officers, employees and agents. Owner shall furnish Contractor with a certificate of insurance, on a form acceptable to Contractor, evidencing that the Builders' Risk Insurance policy is in full force and effect and that the waiver of subrogation has been obtained.

                 SECTION 23 - LIMITATION ON OWNER'S LIABILITY

      Any liability that may arise as a consequence of the execution or performance of this Agreement by or on behalf of Owner shall only be a liability of Owner and shall not constitute the personal liability of any of the other Indemnitees.

                    SECTION 24 - MISCELLANEOUS PROVISIONS

      24.1 ASSIGNMENT. This Agreement is personal to Contractor and may not be assigned by Contractor, without Owner's prior written consent, and any such attempted assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

      24.2 NOTICE. All notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by facsimile, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient, or (ii) 24 hours after deposit with a commercial courier or delivery service for overnight delivery, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient, or (iii) three (3) days after deposit with the United States Postal Service, certified mail, return receipt requested, postage prepaid. All notices must be properly addressed and delivered to the parties at the addresses set forth in the Basic Contract Information, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this paragraph.

      24.3 HEADINGS. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof.

      24.4 TIME. Time is of the essence for the payment and performance of all obligations under this Agreement.

      24.5 COVENANT OF FURTHER ASSURANCES. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement.

      24.6 ENTIRE AGREEMENT. The Contract Documents represent the entire and only agreement between the parties and supersedes all other prior and contemporaneous agreements, whether oral or written, express or implied, with respect to each Project. The parties acknowledge and agree that they may not and are not relying on any representation, promise, inducement, or other statement, whether oral or written and by whomever made, that is not contained expressly herein.

      24.7 MODIFICATIONS. This Agreement may be modified or amended only by a written instrument signed by an authorized officer of each party. Any oral modifications or amendments are unenforceable.

                            Schedule 3 to Exhibit B

      24.8 PARTIAL INVALIDITY. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to other persons or circumstances shall not be affected, and each term hereof shall be valid and enforceable to the fullest extent permitted by law.

      24.9 NO WAIVER. No breach of any of the terms or provisions of this Agreement should be deemed consented to or excused, nor shall the validity of the performance of any representation, promise or undertaking herein be deemed waived, nor shall any delay or deviation from the time or manner of any performance be deemed consented to unless such consent, excuse or waiver shall be in writing and signed by the party claimed to have consented, excused or waived. Any such consent, excuse or waiver shall not constitute a consent to, waiver of, or excuse for any other similar or dissimilar breach, delay or deviation.

      24.10 ATTORNEYS' FEES. In the event of any controversy, claim or action, whether based on contract, tort or other cause of action, being filed between the parties respecting or in any way related to this Agreement, the prevailing party shall be entitled, in addition to all expenses, fees, consultants' and expert witness fees, costs or damages, to reasonable attorneys' fees, whether or not such controversy was litigated or prosecuted to judgment, including without limitation, all such fees, costs and expenses incurred in connection with any proceedings under the United States Bankruptcy Code involving any party to this Agreement. The "prevailing party" shall be determined by the court or arbitrator before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision. Any attorneys' fees and other costs and expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees' obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged in any such judgment, which shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(1)(B).

      24.11 GOVERNING LAW; FORUM. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State. The parties agree that all suits or actions of any kind brought to interpret or enforce the terms of, or otherwise arising out of or relating to, this Agreement shall be filed and litigated in the state or federal courts of San Francisco, California, and Contractor hereby consents to the personal and subject matter jurisdiction of said courts.

      24.12 INTERPRETATION. All parties have been represented by counsel in the preparation and negotiation of this Agreement, and this Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

      24.13 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, rules, regulations, orders, consents and permits in the performance of all of their obligations under this Agreement.

      24.14 COUNTERPARTS. This Agreement may be executed in any number of original counterparts, all of which evidence only one agreement binding on all parties, even though all parties are not signatory to the same counterpart.

      24.15 EXHIBITS. The Basic Contract Information and all Recitals and Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement.

                            Schedule 3 to Exhibit B

      24.16 AUTHORITY. Each of the individuals executing this Agreement on behalf of a party individually represents and warrants that he or she has been authorized to do so and has the power to bind the party for whom they are signing.

      24.17 SAFETY CONDITIONS. At the point of commencement of the Work, Contractor and/or its separate subcontractors shall be fully responsible for the onsite management, safety supervision and subcontractor supervision/coordination of all personnel performing the Work.

      24.18 LABOR RELATIONS. It is understood and agreed by Contractor that the construction of the Work by Contractor and/or its separate subcontractors shall in no way affect existing relationships with organized labor at the Property.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



OWNER:                                  CONTRACTOR:

Security Dynamics Technologies Inc.,    Commercial Interior Contractors,
                                        a division of William Wilson &
                                        Associates

                                        William Wilson & Associates,
                                        a California corporation

By:                                     By:
      -------------------------               --------------------------
Name:                                   Name:       ED DONNELLY
      -------------------------               --------------------------
Title:                                  Title:      VICE-PRESIDENT
      -------------------------               --------------------------

                            Schedule 3 to Exhibit B

                     EXHIBIT A TO CONSTRUCTION AGREEMENT

             [List of Plans and Specifications for First Project]

                            Schedule 3 to Exhibit B

                     EXHIBIT B TO CONSTRUCTION AGREEMENT

                        PROJECT ORDER FOR NEW PROJECTS

Owner:(Tenant)                Security Dynamics Technologies, Inc.

Contractor:                   Commercial Interior Contractors

Architect:                    TBD

Property Address:             2955 Campus Dr.
                              San Mateo, CA.

Project Description:

Contractor's Fee:                 4   percent of the Cost of the Work.
                              --------

Guaranteed Maximum Price:     TBD

Completion Date:              TBD

List of Plans and             To be incorporated upon receipt via Addenda
Specifications:               to Contract.
                              (See exhibit "A" for listing)


Other Terms and Conditions:   None

Attach General Conditions     See Attached
Schedule of Values:

      This Project Order creates a new Project pursuant to the terms of the Construction Agreement, dated ____________, 1997, between Owner and Contractor. Except as specifically amended in this Project Order, all terms and conditions of that Construction Agreement shall apply to this Project, and this Project Order shall be deemed an amendment to the Construction
Agreement.

OWNER:                                  CONTRACTOR:

Security Dynamics Technologies Inc.,    Commercial Interior Contractors,
                                        a division of William Wilson &
                                        Associates


By:                                     By:
   ----------------------------            -----------------------------
   Name:                                   Name:
         -------------------------               --------------------------
   Title:                                  Title:
         -------------------------               --------------------------

                            Schedule 3 to Exhibit B

                     EXHIBIT C TO CONSTRUCTION AGREEMENT


             [Application For Payment Form: Attach AIA Form G702]

                            Schedule 3 to Exhibit B

                     EXHIBIT D TO CONSTRUCTION AGREEMENT

                     CONDITIONAL WAIVER AND RELEASE UPON
                               PROGRESS PAYMENT

      Upon receipt by the undersigned of a check from ______________________
                                                       (Maker of Check)
in the sum of $ __________________ payable to___________________________________
                (Amount of Check)                     (Payee or Payees of Check)
and when the check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic's lien, stop notice or bond right the undersigned has on the job of _________________________ located at____________________________________________
       (Owner)                              (Job Description)
__________________________________________ to the following extent. This release covers a progress payment for labor, services, equipment or material furnished to_______________________________________ through ________ only and does not
(Your Customer)                                   (Date)
cover any retentions retained before or after the release date, extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic's lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based on a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.


Dated: ________________                _______________________________________
                                                    (Company Name)

                                       By:  __________________________________
                                                      (Title)

                            Schedule 3 to Exhibit B

                    UNCONDITIONAL WAIVER AND RELEASE UPON
                               PROGRESS PAYMENT

      The undersigned has been paid and has received a progress payment in the sum of $_______________________ for labor, services, equipment, or material
          (Amount of Check)
furnished to______________________ on the job of _______________________ located
               (Your Customer)                           (Owner)
at___________________________________________ and does hereby release any
            (Job Description)
mechanic's lien, stop notice or bond right that the undersigned has on the above referenced job to the following extent. This release covers a progress payment for labor, services, equipment or materials furnished to_____________________ through __________ only and does not cover any retentions (Your Customer)
           (Date)
retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic's lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based on rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment.


Dated: ________________                _______________________________________
                                                    (Company Name)

                                       By:  __________________________________
                                                      (Title)

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

                            Schedule 3 to Exhibit B

                       UNCONDITIONAL WAIVER AND RELEASE
                                     UPON
                                FINAL PAYMENT

      The undersigned has been paid in full for all labor, services, equipment or material furnished to ___________________________ on the job of______________
                                (Your Customer)                    (Owner)
___________________________ located at_________________________________________
                                         (Job Description)
and does hereby waive and release any right to a mechanic's lien, stop notice, or any right against a labor and material bond on the job, except for disputed claims for extra work in the amount of $_______________.

      Dated: _______________

                                       _______________________________________
                                                    (Company Name)

                                       By:  __________________________________

                                       Name: _________________________________

                                       Title: ________________________________

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT BEEN PAID, USE A CONDITIONAL RELEASE FORM.

                            Schedule 3 to Exhibit B

                        CONDITIONAL WAIVER AND RELEASE
                                     UPON
                                FINAL PAYMENT

Upon receipt by the undersigned of a check from __________________________ in
                                                 (Maker of Check)
the sum of $___________________ payable to _____________________ and when the
             (Amount of Check)              (Payee(s) of Check)
check has been properly endorsed and has been paid by the bank upon which it is drawn, this document shall become effective to release any mechanic's lien, stop notice, or bond right the undersigned has on the job of _____________ located at
                                                          (Owner)
________________________________.
      (Job Description)

This release covers the final payment to the undersigned for all labor, services, equipment or material furnished on the job, except for disputed claims for additional work in the amount of $__________________. Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned.

Dated: _______________
                                       _______________________________________
                                                    (Company Name)

                                       By:  __________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                            Schedule 3 to Exhibit B

                       EXHIBIT E TO CONSTRUCTION AGREEMENT

                               CONSTRUCTION RULES

The Contractor and all subcontractors, suppliers, materialmen, and their employees and anyone working for or on their behalf, shall be immediately advised of the following rules and regulations concerning their proper conduct within the Property. It is the Contractor's responsibility to ensure that its subcontractors and suppliers read and understand these rules and regulations. Ignorance of these rules and regulations is not a waiver of liability or responsibility.

1. No one shall be allowed to endanger the Property, its premises, or its occupants in any manner whatsoever. In the event that a situation occurs which threatens the Property or its occupants in any manner, the Contractor, subcontractor, supplier, etc., must take steps to correct the hazardous condition. In the event that the Contractor's personnel fail to correct the hazardous condition, the Owner reserves the right to immediately take steps to correct the situation at the Contractor's expense.

2. No gasoline operated devises, i.e.: concrete saws, coring machines, welding machines, etc., shall be permitted within the Property. All work requiring such devises shall be electrically operated.

3. All gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards.

4. All contractors are to use the freight elevator for transportation of materials and personnel. No materials, equipment, or personnel are permitted to use the passenger cabs. If for any reason the freight elevator is unavailable, all contractors are to obtain permission from the manager of the Property prior to using a passenger elevator. If a contractor or its personnel are found using the passenger elevators, the elevators will immediately be inspected for damage, and all damages, whether a result of the contractor's use or not, shall be corrected at the Contractor's expense.

5. All material deliveries shall be made through the ground floor to the freight elevator and then transported to the particular floor. Parking of all unloading and loading vehicles shall be in the marked loading spaces of the parking lot. Deliveries consisting of bulk materials, or deliveries requiring longer than one hour, must be scheduled through the manager of the Property. At no time will material be transported through public areas unless specifically authorized by such manager.

6. Contractor's personnel shall at all times maintain the highest level of cleanliness. All construction debris shall be removed on a timely basis and shall not be allowed to produce a fire or exiting hazard. In the event that the Contractor fails to keep the Project area free of accumulated waste, the Owner reserves the right to enter said premises and remove the debris at the Contractor's expense. In addition, all public areas, such as corridors, restrooms, janitors' closets, etc., shall be maintained and kept free of construction debris, dust, etc.

7. Contractors are not permitted to use the restrooms for tool clean-up. Anyone found using the restroom for cleanup or other similar purposes will be subject to removal from the Property. If a contractor utilizes the janitorial room, it must be kept clean at all times. The janitorial room is the only authorized tool cleanup area on site.

8. All construction trash and debris shall be removed through the freight elevator in appropriate containers which will assure no leakage of trash or liquids. No construction debris will be placed in the Property's dumpsters. Each contractor, subcontractor, or service firm shall be responsible for removing its trash and debris from the workplace daily. If a dumpster is rented by the Contractor, Owner must approve where it will be placed. Contractor shall be responsible for keeping the dumpster covered and preventing debris from flying out and for keeping the area around the dumpster clean.


                           Schedule 3 to Exhibit B

9. All work performed in occupied tenant spaces must be cleaned by the Contractor prior to its leaving the job or at the end of the business day. If the Owner is required to perform additional cleanup (initial and/or follow-up), it will be done at the Contractor's expense.

10. Any work involving the building fire alarm system must be cleared through the manager of the Property prior to the work being started. No adjustments, corrections, or extensions to the fire alarm system will be made without prior approval of such manager, or, in his/her absence, the engineer for the Property. Any part of the fire alarm system removed from service during construction will be placed back into service at the end of each work day.

11. Contractors are not permitted to enter the fire command center at any time, unless accompanied by the manager, engineer, or security officer for the Property.

12. Stairway doors, electrical room doors, telephone room doors, and janitorial closet doors shall be kept closed at all times on occupied tenant floors. Contractors found blocking the doors open shall be subject to a $250.00 fine.

13. The Contractor is required to provide and make available a fire extinguisher within the Project area during construction.

14. Any contractor found guilty of rudeness, use of profanity, or lack of courtesy to a Property tenant, visitor, or employee will be immediately ejected from the Property, and will not be allowed to return.

15. Graffiti or vandalism will be not tolerated. Any contractor caught in the act shall be immediately removed from the Property, and will not be allowed to return. Any expenses associated with the removal or repair resulting from the graffiti or vandalism will be at the Contractor's expense.

16. Tobacco chewing or smoking will be not be permitted at the Property.

17. No radios will be permitted on occupied tenant floors, including "Walkman-" type radios with headsets.

18. Contractors will not be permitted to use restrooms on occupied tenant floors. Contractors will be instructed by the manager of the Property which restrooms on unoccupied floors may be used; provided, however, that the Contractor must keep the restrooms clean and may not use them for cleaning tools or equipment.

19. No workers will be allowed in the management office for the Property unless authorized in each instance.

20. All work performed in occupied tenant spaces or public corridors will be done in a manner designed to produce the least amount of disruption to normal building operations. Any work involving loud noise or the use of power tools creating a loud noise is to be reported to the manager of the Property prior to commencement of the work. Such manager, at his/her sole discretion, will decide on a case-by-case basis whether the affected work shall take place after hours.

21. The Contractor will be required to provide temporary electrical power within the Project area for use by its subcontractors. Contractors will not be permitted to run extension cords through public areas or on occupied tenant floors.

22. The Contractor shall be responsible for monitoring energy consumption in its construction area. The Owner will provide normal electrical consumption during business hours, 7 a.m. through 5 p.m., Monday through Friday. All lights and equipment must be turned off at the end of the business day. Should the Contractor continue to leave lights and equipment on during off-hours, the Owner has the right to bill Contractor for the excess electrical consumption.


                           Schedule 3 to Exhibit B

23. Contractor's personnel will park in designated areas only. Vehicles parked in other areas may be towed without notice at the vehicle owners expense.

24. Owner's representatives reserve the right to inspect work, stop work, and/or have a worker removed from the job at any time during the contract.

25. Contractors shall not block the freight elevator doors open. A door hold button has been supplied in the freight elevator for temporarily holding the doors open to off-load tools, equipment, and supplies, but only for that purpose. It is not to be used to hold the doors open for quick visits to a floor.

26. The Contractor will be required to furnish the manager of the Property with a list of subcontractors prior to commencement of the job. This list will include phone numbers and contacts for each subcontractor.

27. Contractors needing to work on weekends will provide the manager of the Property with a list of contractors scheduled to work. This list should include the number of employees, the company, and the estimated hours the contractors will be working.

28. All contractors working after 5 p.m. and on weekends will be required to sign in and out at the security guard station.

29. Rubber or polyurethane wheels are required on all material handling equipment transporting materials across granite, marble or stone surfaces.

30. No tool belts are to be worn outside the work area.

31. Clothing shall be appropriate for the construction trade involved, i.e., no shorts or sandals that would be unsafe for the employee. Clothing containing words, symbols or other forms of communication considered offensive or in bad taste by the manager of the Property shall not be allowed on site. Proper safety equipment shall be required as determined by the Contractor, i.e., safety glasses, goggles, respirators, etc.

32. The following general policy shall apply to all work which potentially affects the environment of any tenant at the Property:

No work shall be performed in the Property that in any way affects the operation of any tenant and its ability to function in a quiet and peaceful environment, without the permission of the manager of the Property. Nor shall any work be performed in early morning hours, the effects of which (such as odors) linger in the air after 7 a.m. Proper care shall be taken at all times to insure the safety of all individuals, furnishings, fixtures and equipment. All building rules and regulations shall be followed at all times. Contractors and subcontractors must make arrangements to work on all life safety or mechanical systems at times convenient to all tenants at the Property and the manager of the Property. Property personnel will be present when repairs are being made to such systems to insure the integrity of the systems and the adequacy of such repairs. Emergency work necessary for the protection of building systems, tenant equipment or personnel shall not be affected by this policy. However, every effort shall be taken to notify the manager of the Property before such work is performed.

FAILURE TO COMPLY WITH ANY OF THESE RULES MAY RESULT IN YOUR CONTRACT BEING CANCELED AND/OR YOUR PEOPLE BEING ASKED TO LEAVE THE JOB SITE.


                           Schedule 3 to Exhibit B

                                  EXHIBIT C

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                                BUILDING RULES

      The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

      1. USE OF COMMON AREAS. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("COMMON AREAS"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

      2. NO ACCESS TO ROOF. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

      3. SIGNAGE. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

      4. PROHIBITED USES. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant


                              Exhibit C, Page 1
may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      5. JANITORIAL SERVICES. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

      6. KEYS AND LOCKS. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

      7. FREIGHT. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

      8. NUISANCES AND DANGEROUS SUBSTANCES. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or


                              Exhibit C, Page 2
permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

      9. BUILDING NAME AND ADDRESS. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

      10. BUILDING DIRECTORY. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

      11. WINDOW COVERINGS. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

      12. FLOOR COVERINGS. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

      13. WIRING AND CABLING INSTALLATIONS. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

      14. OFFICE CLOSING PROCEDURES. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

      15. PLUMBING FACILITIES. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.


                              Exhibit C, Page 3

      16. USE OF HAND TRUCKS. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

      17. REFUSE. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

      18. SOLICITING. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

      19. PARKING. Tenant will use, and cause Tenant's Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

      20. FIRE, SECURITY AND SAFETY REGULATIONS. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

      21. RESPONSIBILITY FOR THEFT. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      22. SALES AND AUCTIONS. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

      23. WAIVER OF RULES. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be


                              Exhibit C, Page 4
construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

      24. EFFECT ON LEASE. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

      25. NON-DISCRIMINATORY ENFORCEMENT. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

      26. ADDITIONAL AND AMENDED RULES. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                              Exhibit C, Page 5

                                  EXHIBIT D

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                         ADDITIONAL PROVISIONS RIDER

35.   COST OF LIVING ADJUSTMENTS.

      (a) The monthly Base Rent shall be adjusted effective on the second anniversary of the Commencement Date and every two years (on the anniversary of the Commencement Date) thereafter (each an "ADJUSTMENT DATE"), to reflect increases in the cost of living. The adjustment shall be calculated by multiplying the average monthly Base Rent for the two year period immediately preceding the Adjustment Date (the "PRIOR PERIOD") by the percentage increase in the Consumer Price Index, measured from (i) the last calendar month for which the Consumer Price Index was published at least one hundred twenty (120) days immediately before the commencement of the Prior Period to (ii) the same calendar month immediately prior to the end of the Prior Period; provided, however, that on each Adjustment Date the monthly Base Rent shall be increased by a minimum of three percent (3%) per annum, cumulative, from the Commencement Date or the prior Adjustment Date, as applicable, and by a maximum of six percent (6%) per annum, cumulative, from the Commencement Date or the prior Adjustment Date, as applicable. The monthly Base Rent for each twenty-four (24) month period after the first Adjustment Date shall be the monthly Base Rent for the Prior Period plus the increase calculated in accordance with the preceding sentence. In no event shall the monthly Base Rent following any such adjustment be less than the monthly Base Rent in effect immediately prior to such adjustment.

      (b) The term "CONSUMER PRICE INDEX" means the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84=100), or the successor of such index.

      (c) If the Consumer Price Index is not published by the Bureau of Labor Statistics or another governmental agency for any month for which an adjustment in the Consumer Price Index is to be measured, then the foregoing calculations shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority selected by Landlord.


                              Exhibit D, Page 1

      (d) If the adjustment provided for in this Section has not been made by any Adjustment Date, Tenant shall continue to pay monthly Base Rent at the rate applicable to the Prior Period. Within fifteen (15) days after Tenant receives Landlord's written notice of the adjusted Base Rent for the then-current Adjustment Date, Tenant shall pay to Landlord the shortfall between the old Base Rent, as paid by Tenant to date for the then-current Lease period, and the new Base Rent payable from the beginning of the then-current Lease period through the date of Landlord's notice. Thereafter during such Lease period, Tenant shall pay monthly Base Rent at the new rate set forth in Landlord's notice.

36.   LETTER OF CREDIT.

      (a) Tenant shall have the right to use a letter of credit as a Security Deposit pursuant to the provisions of this Section 36. If Tenant elects to supply to Landlord a letter of credit as the Security Deposit, Tenant shall deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in form, and issued by a financial institution ("Issuer") satisfactory to Landlord. The Letter of Credit shall be in the amount of $30,000.00, name Landlord as the beneficiary thereunder, and provide that draws thereunder will be honored upon receipt by Issuer of a written statement signed by Landlord stating that Landlord is entitled to draw down on the Letter of Credit. Landlord shall be entitled to draw the entire amount under the Letter of Credit if either (i) Tenant commits an Event of Default under this Lease,
(ii) Tenant does not deliver to Landlord a replacement letter of credit from Issuer or another financial institution satisfactory to Landlord in the amount and form of the initial Letter of Credit no later than one month before the expiration date of the then existing Letter of Credit, or (iii) upon a proposed sale or lease of the Building Tenant does not deliver to any the new landlord a replacement Letter of Credit pursuant to the provisions of (c) below. Any amount drawn under the Letter of Credit shall be held by Landlord as a security deposit, subject to the terms of Section 4 of the Lease.

      (b) Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance or attempted assignment or encumbrance.

      (c) If Landlord shall be holding the Letter of Credit as security, then, in the event of a proposed sale or lease of the Building by Landlord, Tenant will, upon ten (10) Business Days' notice, at its sole cost and expense, cause the issuing bank to consent to the assignment or to issue a substitute letter of credit on identical terms except for the stated beneficiary, from the same issuing bank or another bank acceptable to Landlord in Landlord's sole discretion, naming the new landlord as the beneficiary thereof upon delivery by Landlord of the then outstanding Letter of Credit.

37.   PARKING.

      (a) TENANT'S PARKING RIGHTS. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant's Representatives and Visitors, at the users' sole risk, 3.3 parking spaces in the Parking Facility for each one thousand (1,000) rentable square


                              Exhibit D, Page 2
feet of the Premises. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors' parking.

      (b) AVAILABILITY OF PARKING SPACES. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

      (c) ASSIGNMENT AND SUBLETTING. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person other than permitted subtenants or assignees, except with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

      (d) CONDEMNATION, DAMAGE OR DESTRUCTION. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

38.   EXTENSION OPTION.

      Provided that Security Dynamics Technologies, Inc. occupies all of the Premises free from any assignment, sublease or other Transfer, except to Affiliates, at the time of exercise (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under either this Lease or the Lease Agreement dated as of the Lease Date between Tenant and Campus Drive Investment Company, a California limited partnership ("CDIC"), as Landlord, pursuant to which Tenant is leasing from CDIC approximately 24,610 square feet on the first floor of the Building known as 2655 Campus Drive, San Mateo, California, or any lease between Landlord and Tenant substituted in place thereof (in either event, the "2655 Campus Drive Lease") at the time of exercise or at any time


                              Exhibit D, Page 3
thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "EXTENSION OPTION") to extend the Term for one (1) additional consecutive period of five (5) years (the "EXTENSION PERIOD"), by giving written notice to Landlord of the exercise of any such Extension Option at least twelve (12) months, but not more than fifteen (15) months, prior to the expiration of the initial Term. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

            (a) "FAIR MARKET BASE RENTAL" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

            (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who has at least five (5) years experience in leasing office space and is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If


                              Exhibit D, Page 4

Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker's cost and fees.

            (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

            (d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

            (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

39.   RIGHT OF FIRST OFFER.

      (a) Provided (x) at least fifteen (15) full calendar months remain in the Term of this Lease, (y) Security Dynamics Technologies, Inc. has not assigned this Lease or sublet all of the Premises, except to Affiliates (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and (z) Tenant is not in default beyond any applicable notice and cure period under either this Lease or the 2655 Campus Drive Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, and subject to any and all rights of other tenants in the Project with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights) existing as of the date of this Lease, Tenant shall have a one-time right of first offer (the "Right of First Offer") to lease certain space in the Building and in other buildings currently owned by Landlord and located in the Project, as follows:

            (i) In the Building, Suite 100 (first floor, excluding any cafe, restaurant or other food service space) containing approximately 30,220 rentable square feet;

            (ii) In the Building, Suite 200 (second floor) containing approximately 30,180 rentable square feet;

            (iii) In the Building, Suite 300 (third floor) containing
                  approximately 31,197 rentable square feet;

            (iv) In the building located at 2600 Campus Drive, San Mateo, California, Suite 100 containing approximately 5,743 rentable square feet; and


                              Exhibit D, Page 5

            (v) In the building located at 2600 Campus Drive, San Mateo, California, Suite 175 containing approximately 6,271 rentable square feet.

      (b) Such Right of First Offer may only be exercised with respect to (A) space which has been previously leased and as to which each then existing tenant, subtenant or other occupant of the space has elected not to extend or renew its lease or otherwise to re-lease such space and (B) all of the space being offered by Landlord. If any space qualifying for such Right of First Offer becomes available, and Landlord then owns both the Building and the building in which the space is located, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have ten (10) Business Days following receipt of Landlord's offer with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord's terms for the lease of such space. If Tenant exercises such Right of First Offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease (subject to an extension of the Term pursuant to the provisions of Subsection (d) below of this Section 39), except for the economic and other terms specifically set forth in Landlord's notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If more than sixty (60) months remain on the Term of this Lease at the commencement date of any space leased pursuant to this Right of First Offer, then the expiration date for such space leased pursuant to this Right of First Offer shall be the expiration of the Term (so that the expiration date of the space leased pursuant to the Right of First Offer is coterminous with the expiration date of the then existing Premises). If Tenant fails so to exercise Tenant's Right of First Offer within such ten (10) Business Day period, Landlord may thereafter lease the space described in the Right of First Offer to other prospective tenants.

      (c) If Tenant does not lease the space described in the Right of First Offer when the such space described in the Right of First Offer is first offered to Tenant by Landlord, then this Right of First Offer shall terminate with respect to the space then offered to Tenant in the applicable Right of First Offer and Tenant shall have no further rights to lease the space described in such Right of First Offer; provided, however, the Right of First Offer shall remain in effect for the remaining space not described in either (i) the Right of First Offer, or (ii) any previous Right of First Offer.

      (d) If as of the commencement date of any space leased by Tenant pursuant to any Right of First Offer there remains less than sixty (60) full calendar months in the Term of this Lease, then the Term of this Lease for the entire Premises shall be extended by that period of time (the "First Offer Extension Period") to result in a remaining Term of sixty (60) full calendar months (plus any first partial month) following the commencement date (the "First Offer Space Commencement Date") of the space leased pursuant to the applicable Right of First Offer. In such event the Term of the Lease shall be automatically extended for the First Offer Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by the other party, execute and acknowledge an instrument confirming the First Offer Extension Period. If Tenant leases space pursuant to the Right of First Offers as


                              Exhibit D, Page 6
space becomes available and is offered to Tenant at different dates in accordance with the Right of First Offer contained herein, then the provisions of this Subsection (d) shall apply to each space leased by Tenant pursuant to the applicable Right of First Offer. For the purposes of this Subsection 39 (d) the term "Original Premises" shall mean those Premises leased in accordance with the provisions of this Lease prior to any expansion of the Premises pursuant to any Right of First Offer. If the Term of this Lease is extended pursuant to the provisions of this Subsection 39 (d), then during the First Offer Extension Period (whether one or more) Base Rent for the Original Premises shall be at Fair Market Base Rental (as defined in Section 38 of this Lease) without any contribution by Landlord of funds to remodel, renovate, alter or improve the Premises; provided, however, in no event shall the Base Rent for the Original Premises during the First Offer Extension Period be less than the Base Rent in effect for the Original Premises immediately prior to the First Offer Extension Period. The Fair Market Base Rental shall determined pursuant to the provisions of Section 39 of this Lease at least six (6) months prior to the beginning of the applicable First Offer Extension Period.

40. FITNESS FACILITY. So long as Tenant is not in default under this Lease and Tenant executes Landlord's standard waiver and indemnification form, attached hereto as EXHIBIT E, for the Project's fitness center (the "Fitness Facility"), then Tenant's employees shall be entitled to use the Fitness Facility. The use of the Fitness Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Facility. There shall be no separate charge to Tenant or Tenant's authorized users for the use of the Fitness Facility.

41. SIGN ON MONUMENT. Subject to Landlord obtaining a permit from the applicable governmental authority to construct a monument for signs, and so long as Security Dynamics Technologies, Inc. has not assigned this Lease or sublet any of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), Security Dynamics Technologies, Inc. shall have the right to install and maintain in a first class condition a sign in the proposed sign monument located adjacent to the Building, for no additional rent, subject to governmental approval of a separate signage application and subject to review and approval by Landlord, in Landlord's sole discretion, of the size, design, materials, color, illumination, and all other aspects of any proposed sign. All costs and expenses of processing governmental applications, permits, construction, installation and maintenance of Tenant's sign shall be borne by Tenant.

42.   ROOFTOP EQUIPMENT.

      (a) SATELLITE DISH. Subject to all other provisions of the Lease, Tenant shall have the non-exclusive right to install on the roof of the Building and use during the Term of the Lease in conjunction with the conduct of Tenant's usual business in the Premises one satellite dish antenna, not more than 36" in diameter, so long as any such installation is designed, made, operated, maintained, repaired, replaced as necessary, and removed by Tenant at Tenant's sole cost and expense and at no cost or expense to Landlord, is not visible from the ground, does not


                              Exhibit D, Page 7
interfere with communications by others, does not adversely affect the structural integrity of the roof, cause any leaks or adversely affect any roof warranty, and complies at all times with all applicable laws and governmental regulations and the provisions set forth below.

      (b) REQUEST BY TENANT & APPROVAL BY LANDLORD. Tenant has not yet determined what kind of antenna installation Tenant may wish to make, or even determined whether Tenant will wish to install an antenna at the Building, but wishes to provide a mechanism for doing so in the future, as set forth in this
Section 42. At least thirty (30) days prior to making any such installation, Tenant shall submit detailed plans and specifications, describing all aspects of Tenant's proposed installation, including detailed specifications and plans concerning the antenna, all associated equipment, the means of attaching the antenna and associated equipment to the Building, the connections between the antenna and the equipment and the Premises, power requirements, cable specifications, equipment and equipment cabinet dimensions and weights, and such other particulars and details as Landlord may reasonably request in order to have sufficient information to understand the installation proposed by Tenant (collectively, the "Plans"), for review and approval by Landlord and Landlord's consultants. All aspects of the Plans (including the location of any antenna and any associated equipment) shall be subject to Landlord's prior written approval.

      (c) GRANT OF LICENSE. Subject to Tenant's request and Landlord's approval of Tenant's plans and specifications and written agreement between Landlord and Tenant concerning the location of any antenna and any associated equipment, Landlord hereby grants to Tenant, during the Term of the Lease, for no additional rent or other charge (other than reimbursement of any out-of-pocket expenditures incurred in good faith by Landlord in connection therewith and payment of other costs as provided below), the nonexclusive right to use not more than 100 square feet of space on the roof of the Building at the location designated or approved by Landlord (the "LICENSED AREA") for the purpose of installing, operating, using, maintaining and repairing an electronic satellite antenna for data communications and associated cabling and equipment as defined and described in the Plans approved by Landlord (the "EQUIPMENT") and including the right to use certain core areas of the Building as designated by Landlord and necessary to connect the Equipment to the Premises. Landlord may designate the location or locations of all the Equipment in its sole discretion. If Tenant elects to install the Equipment as provided above, the Licensed Area shall be included within the term Premises for all purposes under the Lease. Landlord retains the right to grant similar or additional rights and access to others.

      (d) USE; COMPLIANCE WITH LAWS. The Licensed Area may be used by Tenant only for the installation, operation, use, maintenance, repair, replacement and removal of the Equipment, all at Tenant's sole risk and expense and in full compliance with all applicable Laws, which Equipment shall be used only in the conduct of Tenant's business in the Premises. Tenant's right to use the Licensed Area is personal to Tenant and may not be separately assigned or sublet, except in connection with an assignment of the Lease or sublease of the entire Premises consented to by Landlord.


                                Exhibit D, Page 8

      (e) INTERFERENCE. Tenant's use of the Licensed Area and Equipment shall not interfere in any manner with Landlord's or any tenant's, occupant's or licensee's use or activities in the Property and shall not damage or interfere with any facilities or equipment of any type installed by Landlord or any other person or entity, including without limitation, the Building Systems and any satellite dishes, antenna, computer or other devices or systems installed at the Property at any time prior to Landlord's approval of Tenant's Plans and Equipment. Landlord shall be entitled to withhold approval until Landlord has been completely satisfied (as determined by Landlord in Landlord's sole and absolute discretion) that installation and use of Tenant's Equipment will not cause any such interference. Tenant agrees, warrants and represents that should any such interference occur, it shall take whatever steps are required to correct such interference within two (2) business days after receiving written notice thereof from Landlord, and that should there occur any material interference with the ability of Landlord or any tenants, occupants or licensees of the Property to communicate in any manner (whether by radio, television, electrical, telephone, computer, microwave or otherwise) that Tenant shall take whatever steps are required to stop such interference (including stopping the use of the Equipment) within twenty-four (24) hours after receiving written notice thereof from Landlord. Tenant's failure to promptly correct any such interference, as set forth herein, shall constitute an Event of Default and shall entitle Landlord to correct the cause of the interference, including turning off the utilities to the Licensed Area, and to charge Tenant with all costs so incurred. Tenant agrees that Landlord shall not be responsible for preventing or correcting any interference that may be caused to Tenant's Equipment or its use and that Tenant shall be fully responsible for coordinating and cooperating with other tenants, occupants or licensees who have communications devices at the Property in order to minimize or prevent any interference by or with Tenant's Equipment and its use (except as Landlord may otherwise expressly agree to the contrary at the time Landlord approves Tenant's Plans; for example, based on a particular proposed location for Tenant's antenna, Landlord may agree not to locate anything that would interfere with Tenant's antenna between Tenant's antenna and the edge of the roof).

      (f) INSTALLATION AND MAINTENANCE OF EQUIPMENT. Tenant agrees that the Licensed Area will be delivered to it in its AS IS and WHERE IS condition and that Landlord shall have no obligation to modify or install any improvements in the Licensed Area. Prior to installing any of the Equipment or constructing any improvements in the Licensed Area, Tenant shall establish to Landlord's satisfaction that the requirements of Article 11 (Insurance) of the Lease have been satisfied. Landlord shall have the right to require reasonable modifications and impose reasonable conditions on Tenant's Plans; provided, however, that Landlord shall have the absolute right, in its sole discretion, to require any changes or impose any conditions on the Plans (including without limitation the right to require which contractors must be used) to the extent the Plans affect the structural integrity of the Building (including requiring use of a nonpenetrating roof mount) or any of the Building Systems, or to prevent interference with any other communications devices at the Property (or which Landlord has agreed to install or permit to be installed at the Property) at the time of Landlord's approval, or to minimize the effect of the Equipment on the appearance of the Building (including installing screens and other esthetic improvements). Tenant shall be required, at its own cost, to construct or install any improvements to the Property required by applicable Laws as a result of Tenant's Equipment or improvements or the use or operation thereof. The installation of Tenant's Equipment and


                                Exhibit D, Page 9
construction of all related or required improvements shall be completed by Tenant, at its sole cost, and in full compliance with the Plans approved by Landlord and any conditions imposed by Landlord thereon and the requirements of
Article 6 (Alterations) of the Lease. Tenant shall pay all of Landlord's costs incurred in the review and supervision of Tenant's efforts. Tenant shall at all times, and at its sole cost, maintain the Equipment and the Licensed Area in a good, orderly, sanitary and safe condition and repair and restore any loss or damage Tenant or any of Tenant's Representatives may cause to the Licensed Area or roof of the Building. Tenant shall have access to the Licensed Area and other portions of the Property at all reasonable times and as necessary for Tenant's installation, operation, use, maintenance, repair, replacement and removal of the Equipment and other improvements installed by Tenant; provided, however, that all of such access and activities shall be coordinated with Landlord, after reasonable prior written notice, and shall be performed in a manner to minimize any disturbance or interference of Landlord and all tenants and other occupants of the Property, and to the maximum extent possible, shall be performed during regular business hours for the Property.

      (g) TITLE TO EQUIPMENT AND REMOVAL. Tenant shall at all times remain the owner of all the Equipment, which shall not be deemed fixtures, notwithstanding their method of installation or attachment to the Building, and shall pay all Tenant's Taxes with respect to all the Equipment and related improvements constructed or installed by Tenant. On or before the Expiration Date or earlier termination date of the Lease, Tenant shall remove all of the Equipment and all improvements installed or constructed by Tenant, shall restore the Licensed Area and Property to the condition they were in upon installation of Tenant's Equipment, reasonable wear and tear excepted, and shall return the Licensed Area in broom-clean condition; provided, however, that (i) Landlord shall have the option to require Tenant to leave at the Property any or all of the improvements installed or constructed by Tenant, excluding the Equipment; (ii) Landlord shall have the right, in its sole discretion, to approve Tenant's contractor and all of Tenant's plans for the removal of the Equipment and improvements and restoration of the Property; and (iii) if any of the improvements installed or constructed by Tenant at the Property penetrated the room membrane or otherwise in any affected the watertight integrity of the Building's roof, then upon removal of such improvements, Tenant shall provide Landlord with a written warranty, in a form and from a contractor reasonably acceptable to Landlord, warranting the watertight integrity of the roof for a period of five years after removal of such improvements. If Tenant does not remove all of its Equipment and improvements, as required hereunder, Landlord may, at its sole option, either retain such items as its own, without any further actions, notice or compensation to Tenant, or remove and dispose of such items in any manner it chooses, restore the Property as required hereunder and charge Tenant for all costs incurred in that effort.

      (h) UTILITIES. Tenant shall have the right to draw electricity from the existing electrical service available at the Building; provided, however, that Landlord shall have the right to stop such service and availability at any time that Landlord determines, in its reasonable discretion, that providing electrical service to Tenant is no longer practicable, interferes with the provision of electrical service to any other tenants or occupants of the Property or otherwise overloads or endangers the Building Systems. Tenant shall pay for all costs of electrical service and other utilities provided to the Licensed Area, which cost shall be determined and billed by Landlord as equitably and accurately as may be reasonably practicable under the circumstances


                               Exhibit D, Page 10

(including applicable Laws and tariffs); provided, however, that Tenant shall have the right, at its expense, to install and use check meters and similar devices to measure its use of electricity or other utilities for the Equipment.

      (i) RELOCATION. Landlord shall have the right at any time, upon sixty (60) days' prior written notice to Tenant, to relocate all or any portion of the Licensed Area and the Equipment, at Landlord's sole cost and at no cost or expense to Tenant, provided that the relocation does not interfere with Tenant's operations or use of the Equipment, except for the period of time required for such relocation.

      (j) INDEMNIFICATION AND WAIVER. In addition to the indemnification of Landlord set forth in the Lease, Tenant shall indemnify, protect, defend and hold harmless Landlord from any Claims arising out of or resulting from, in whole or in part, any loss, injury or damage occurring or caused to any person or property in or about the Licensed Area or the roof of the Building during the Term; provided, however, that the foregoing indemnification by Tenant shall not apply to the extent any such Claims are proven by final judgment to have been caused by acts or omissions of Landlord that constitute gross negligence or willful misconduct. This indemnification shall apply and be enforced to the fullest extent permitted by Law and shall survive termination or expiration of the Term. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims it may have against Landlord, for any loss, injury or damage to any person or property in or about the Licensed Area or the roof of the Building, including interruption of services and loss of use of the Equipment, from any cause, without limitation as to type or description and specifically including acts or omissions constituting the active or sole negligence of Landlord, but excluding from all of the foregoing the acts or omissions of Landlord that are proven by final judgment to constitute gross negligence or willful misconduct. Notwithstanding any other provision of the Lease, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant. It is the intent of the foregoing provisions that Tenant shall look to its own insurance for payment or reimbursement for any such loss, damage, injury or liability.


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                               Exhibit D, Page 11

                                  EXHIBIT E

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                   TENANT'S WAIVER AND INDEMNIFICATION FOR
                     USE OF THE PROJECT FITNESS FACILITY

Security Dynamics Technologies, Inc. ("Tenant") hereby agrees that the use of the fitness center in the building known as 2855 Campus Drive, San Mateo, California (the "Fitness Facility") by Tenant, and by those persons authorized by Tenant to use the Fitness Facility within the guidelines established for the Fitness Facility from time to time for the number and type of such authorized users (collectively "Tenant's Users"), will be entirely at the risk of Tenant and Tenant's Users. Tenant further agrees that it shall be responsible, and waives all claims against Peninsula Office Park Associates, L.P. ("Landlord"), for all costs, damages or liabilities of whatever nature arising out of the use of the Fitness Facility by Tenant's Users, and agrees to indemnify, defend and hold harmless Landlord from all claims, lawsuits, damages, expenses or costs, including reasonable attorneys' fees, arising from or related to the use of the Fitness Facility by Tenant's Users; provided, however, that the foregoing waiver and indemnification shall not apply to any injuries or damages caused by the negligence or willful misconduct of Landlord or its agents or employees. Tenant agrees that the use of the Fitness Facility shall be in accordance with the rules and regulations established from time to time by landlord of the Fitness Facility.

                                    SECURITY DYNAMICS TECHNOLOGIES, INC.


                                    By:______________________________________

                                       Name:_________________________________

                                       Title:________________________________

                                       Date:_________________________________


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                              Exhibit E, Page 1

                                  EXHIBIT F

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                         DATED AS OF AUGUST 15, 1997
                                   BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                     AND
          SECURITY DYNAMICS TECHNOLOGIES, INC., AS TENANT ("LEASE")

                          JANITORIAL SPECIFICATIONS

Janitorial services provided by Landlord shall include a level of service not less than the following:

1.    NIGHTLY SERVICES (five times per week, except holidays)

      a.    Vacuum all carpets.

      b. Dust mop all VCT floors. Damp mop to remove spills and water stains as required.

      c.    Damp mop all tile and hardwood floors.

      d.    Dust all desks and office furniture.

      e. Empty all waste paper baskets and other trash containers; replace liners as appropriate.

      f.    Remove all trash from floors to designated trash areas.

      g.    Clean and polish drinking fountains.

      h.    Wipe down counter tops in kitchen area, clean sinks.


                                                            INITIALS:

                                                            Landlord    _______
                                                            Tenant      _______


                              Exhibit F, Page 1